UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

GRANITE CONSTRUCTION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2018 Annual Meeting of Shareholders

and Proxy Statement

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 13, 2018

Date:	Thursday, June 7, 2018

Time:	10:30 a.m., Pacific Time

Place:	Monterey Plaza Hotel
400 Cannery Row
Monterey, CA 93940

Purposes of the Meeting:

•	To elect three (3) directors for the ensuing three-year term;
•	To hold an advisory vote on executive compensation for the Named Executive Officers;
•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2018; and
•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

What to Bring:

If you received a Notice of Internet Availability of Proxy Materials, please bring that Notice with you. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares. If you hold shares through the Granite Construction Profit Sharing and 401(k) Plan, you will need to bring proof of ownership of the shares.

Record Date:

The record date for the 2018 Annual Meeting of Shareholders is April 12, 2018. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

We have included a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the proxy materials on Granite's website.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose related to the meeting during regular business hours at Granite's headquarters located at 585 West Beach Street, Watsonville, CA 95076. The shareholder list will also be available at the annual meeting.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we will provide access to these materials online. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 23, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of April 12, 2018, other than persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the "401(k) Participants" and such plan, the "401(k) Plan"). We will also post our proxy materials on the website referenced in the notice (https://www.proxyvote.com). All 401(k) Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants on or about April 23, 2018.

All shareholders may choose to access our proxy materials online or may request to receive a printed set of our proxy materials. In addition, the notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the annual meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants, may revoke a proxy and vote in person if attending the meeting.

To get directions to the 2018 Annual Meeting of Shareholders, call our Investor Relations Department at 831.724.1011 or visit our website at www.graniteconstruction.com at the "Investors" site.

By Order of the Board of Directors,

Richard A. Watts

Senior Vice President, General Counsel and Secretary

i

ii

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

PROXY STATEMENT

As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as "we," "us," "our," "Granite" or the "Company"), on behalf of its Board of Directors, has made its proxy materials available to you on the Internet in connection with Granite's 2018 Annual Meeting of Shareholders, which will take place on June 7, 2018 at 10:30 a.m., Pacific Time, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California. The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants, on or about April 23, 2018, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 23, 2018. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The proxy materials were mailed to all 401(k) Participants on or about April 23, 2018.

Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2018 Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the annual meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company, if applicable.

VOTING INFORMATION

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the annual meeting and can vote if you were a shareholder of record of Granite's common stock as of the close of business on April 12, 2018. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 12, 2018, there were 40,047,483 shares of common stock issued and outstanding.

How Do I Vote and What Is the Deadline for Voting My Shares?

Shareholders, other than 401(k) Participants, have the option to vote by proxy in the following three ways:

•

By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Time, on June 6, 2018;

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By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Time, on June 6, 2018; or

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By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Time, on June 6, 2018.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

All 401(k) Participants have the option to vote by proxy in the following three ways:

•

By Internet: You can vote by Internet by following the instructions on your proxy card or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Time, on June 5, 2018;

•

By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Time, on June 5, 2018; or

•

By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Time, on June 5, 2018.

If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum, nominees for election to the Board who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming three-year term and until his/her successor is elected and qualified or he/she resigns or until his/her death, retirement or removal, or other cause identified in Granite's bylaws. This means that a majority of votes cast "for" the election of a nominee must exceed the number of votes cast "against" the nominee's election. Each of the other matters identified in the Notice of Meeting will be approved if it receives the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter. Any other matters properly proposed at the meeting, including a motion to adjourn the annual meeting to another time or place (including for the purpose of soliciting additional proxies), will also be determined by a majority of the votes cast affirmatively or negatively, except as otherwise required by law or by Granite's Certificate of Incorporation, as amended, or bylaws.

If you hold shares through a broker, trust, bank or other nominee (i.e., in "street name"), and you do not provide your broker, trust, bank or other nominee with voting instructions, "broker non-votes" may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2018.

How Are Votes Counted?

In the election of directors and all proposals, you may vote "For," "Against" or "Abstain" with respect to each of the nominees and proposals. If you elect to abstain in the election of directors or any of the other matters, the abstention will not impact the outcome of these matters. In tabulating the voting results for the election of directors and such other matters, only "For" and "Against" votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast affirmatively or negatively and therefore will have no effect on the outcome of the vote on any of these matters.

If you vote by proxy card, telephone or the Internet, your shares will be voted at the annual meeting in the manner you indicated. James H. Roberts and Laurel J. Krzeminski are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. This proxy statement contains a description of each item that you are to vote on along with our Board's recommendations. Below is a summary of our Board's recommendations:

•	For election of each of the three (3) director nominees;

•	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement;

•

For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2018.

As to any other matter that may be properly proposed at the annual meeting, including a motion to adjourn the annual meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the annual meeting. Shareholders, other than 401(k) Participants, may change their vote by: (i) voting again by Internet at any time prior to 11:59 p.m., Eastern Time, on June 6, 2018, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 11:59 p.m., Eastern Time, on June 6, 2018, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Time, on June 6, 2018, if you voted by mail. Shareholders, other than 401(k) Participants, may revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the annual meeting. All 401(k) Participants may change their vote by: (i) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Time, on June 5, 2018, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Time, on June 5, 2018, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Time, on June 5, 2018, if you voted by mail. Except for 401(k) Participants, shareholders may also change their vote or revoke their proxy by attending the annual meeting and voting in person if they are a shareholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

You may attend the annual meeting and, except for 401(k) Participants, vote in person instead of voting by proxy. However, even if you intend to attend the meeting we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite's 401(k) Participants may attend the meeting, they cannot vote in person at the meeting.

What Constitutes a Quorum?

Granite's bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

Who Supervises the Voting at the Meeting?

Granite's bylaws and policies specify that, prior to the annual meeting; management will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the annual meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?

We will announce preliminary voting results at the annual meeting, and final results will be published on a Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") within four business days following the annual meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

Proposal 1: Election of Directors

The Board of Directors is divided into three classes. We keep the classes as equal in number as reasonably possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of ten directors.

The terms of James W. Bradford, Jr., David H. Kelsey and Michael F. McNally will expire at the 2018 Annual Meeting. The Board has nominated James W. Bradford, Jr., David H. Kelsey and Michael F. McNally for new terms. If elected, each of the nominees will serve as a director until the 2021 Annual Meeting and until his successor is elected and qualified or he resigns or until his death, retirement or removal, or other cause identified in Granite's bylaws.

Claes G. Bjork was elected to his present term of office at the 2016 Annual Meeting. Pursuant to Granite’s retirement policy, Mr. Bjork’s service on the Board would normally conclude at this year’s Annual Meeting. However, upon recommendation of the Nominating and Corporate Governance Committee, the Board, at its December 7, 2017 meeting, approved an amendment to its retirement policy that will allow Mr. Bjork to remain on the Board until 2020.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if any nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" each of the above-named nominees.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his or her age, all positions he or she holds with Granite, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director's and director nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion the he or she should serve as a director, the Board also believes that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board also believes that all of our directors have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

Nominees for Director with Terms Expiring at the 2021 Annual Meeting

David H. Kelsey                                                     Director since 2003
Mr. Kelsey assumed the role of Chief Financial Officer of Verdezyne, Inc. in July 2016. Verdezyne is a privately-owned company that uses synthetic biology to produce high-value chemicals. Prior to joining Verdezyne, Mr. Kelsey was the Chief Financial Officer of Elevance Renewable Sciences, Inc., a privately-owned producer of high performance specialty chemicals. From January 2002 to August 2011, Mr. Kelsey served as Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications. We believe that Mr. Kelsey’s experience as the chief financial officer of a major NYSE-listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and his understanding of audit committee functions qualify him to serve on our Board. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 67.

James W. Bradford, Jr.                                                Director since 2006
Mr. Bradford retired in June 2013 as Dean and Ralph Owen Professor for the Practice of Management at Vanderbilt University, Owen School of Management, in which capacities he served since 2005. Upon retirement from Vanderbilt, Mr. Bradford was awarded the title of Dean Emeritus. Between 2002 and March 2005, Mr. Bradford served as Acting Dean, Associate Dean Corporate Relations, Clinical Professor of Management and Adjunct Professor at Vanderbilt University, Owen School of Management. He has also served as President and Chief Executive Officer of United Glass Corporation, and President and Chief Executive Officer of AFG Industries. Mr. Bradford is currently also a member of the boards of directors of Genesco, Inc. and Cracker Barrel Old Country Store, Inc. We believe that Mr. Bradford’s perspective as an academic, his experience in corporate compliance and governance matters and his knowledge of business strategies and financial matters, combined with his executive-level and legal experiences, qualify him to serve on our Board. Mr. Bradford holds a B.A. degree from the University of Florida and a J.D. degree from Vanderbilt University, and he has completed the Harvard Business School Advanced Management Program. Age 70.

Michael F. McNally                                                Director since 2016
Mr. McNally retired in December 2014 as President and Chief Executive Officer of Skanska USA Inc., a subsidiary of Skanska AB, one of the world’s largest construction companies, a position he had held since 2008. During that time, he also served as one of nine members of Skanska AB’s senior executive team.  Prior to his tenure at Skanska, Mr. McNally held various management positions over a 38 year career with Fluor, Marshall Contractors, Mobil Oil and J. Ray McDermott. Mr. McNally is also currently a member of the boards of directors of Limbach Holdings Inc., Terracon, the U.S. Green Building Council and the Rhode Island Commerce Corporation. We believe that Mr. McNally’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s customers qualify him to serve on our Board.  Mr. McNally holds a B.S. degree in Civil Engineering from the University of Notre Dame and an M.B.A. from the University of Rhode Island. Age 63.

Continuing Directors with Terms Expiring at the 2019 Annual Meeting

Claes G. Bjork                                                                               Director since 2006
Mr. Bjork retired in 2002 as Chief Executive Officer of Skanska AB, Sweden, one of the world’s largest construction companies, a position he had held since 1997. Prior to such time, Mr. Bjork held various executive and management positions within Skanska and served as Chairman of Scancem Cement. He is also a former Chairman and a current member of the board of directors of the Swedish American Chamber of Commerce, and he previously served on the boards of Consolidated Management Group and Qlik Technologies, Inc. We believe that Mr. Bjork’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s competitors and customers qualify him to serve on our Board. Mr. Bjork studied Civil Engineering in Sweden. Age 72.

Patricia D. Galloway                                                                      Director since 2017

Dr. Galloway assumed the role of Chairman of Pegasus Global Holdings, Inc., a firm that performs risk management, management consulting and strategic consulting business services in February 2018. From 2008 to 2018, Dr. Galloway served as Chief Executive Officer of Pegasus Global Holdings. Dr. Galloway served in various positions at The Nielsen-Wurster Group, Inc. including Chief Executive Officer and Principal, and President and Chief Financial Officer from 1981-2008. Dr. Galloway was the first woman President of the American Society of Civil Engineers and served from November 2003 to 2004. Dr. Galloway also serves as an arbitrator on construction and energy litigation cases. Dr. Galloway also serves as a director of the American Arbitration Association Board. She served on the National Science Board from 2006 to 2012. We believe that Dr. Galloway’s experience in corporate risk management, combined with her executive-level and dispute resolution experiences, qualify her to serve on our Board. Dr. Galloway holds a Ph.D. in Infrastructure Systems Engineering (Civil) from Kochi University of Technology in Japan, an M.B.A. from the NY Institute of Technology and a Bachelor degree in Civil Engineering from Purdue University. Age 60.

Continuing Directors with Terms Expiring at the 2020 Annual Meeting

James H. Roberts                                                Director since 2011
Mr. Roberts joined Granite in 1981 and has served in various capacities, including President and Chief Executive Officer since September 2010.  He also served as Executive Vice President and Chief Operating Officer from September 2009 to August 2010, Senior Vice President from May 2004 to September 2009, Granite West Manager from February 2007 to September 2009, Branch Division Manager from May 2004 to February 2007, Vice President and Assistant Branch Division Manager from 1999 to 2004, and Regional Manager of Nevada and Utah Operations from 1995 to 1999. Mr. Roberts served as Chairman of The National Asphalt Pavement Association in 2006. We believe that Mr. Roberts’ knowledge of the construction industry, as well as his intimate knowledge of our business, employees, culture, and competitors, his understanding of the challenges and issues facing the Company and his insider’s perspective of the Company’s day-to-day operations and the strategic direction of the Company, qualify him to serve on our Board. He received a B.S.C.E. in 1979 and an M.S.C.E. in 1980 from the University of California, Berkeley, and an M.B.A. from the University of Southern California in 1981. He also completed the Stanford Executive Program in 2009. Age 61.

Gaddi H. Vasquez                                                                          Director since 2012
Mr. Vasquez has served as Senior Vice President of Government Affairs of Edison International and Southern California Edison, one of the nation’s largest investor owned utility companies principally serving Southern California, since 2013. Prior to that, Mr. Vasquez served as Senior Vice President of Public Affairs and Vice President of Public Affairs of Edison International and Southern California Edison from 1995-2013. Mr. Vasquez also served as executive Director of the Annenberg Foundation Trust at Sunnylands in 2009, as U.S. Ambassador to the United Nations Agencies based in Rome, Italy from 2006-2009, and as Director of the U.S. Peace Corps from 2002-2006. Mr. Vasquez is currently a member of several national advisory boards, a member of the board of directors of the California Public Policy Institute, the National Advisory Board of the Salvation Army, the Pat Brown Policy Institute and a member of the board of governors of the California State University Foundation. We believe that Mr. Vasquez’s executive level experience and his experience in public service, including leading major organizations involved in the development and construction of major public infrastructure and regional facilities, qualify him to serve on our Board. Mr. Vasquez holds a B.A. degree in Public Service Management from the University of Redlands. Age 63.

David C. Darnell                                                                             Director since 2017

Mr. Darnell served as Vice Chairman of Global Wealth & Investment Management at Bank of America Corporation from September 2014 to December 2015 and served as its Co-Chief Operating Officer from September 2011 to September 2014. From July 2005 to September 2011, he served as the President of Global Commercial Banking at Bank of America Corporation. Mr. Darnell held various leadership positions at Bank of America since joining the company in 1979, including Middle Market Banking group president; Central Banking group president; and Midwest Region president. He also served as an Executive Vice President and Commercial Division Executive for Bank of America in Florida. Mr. Darnell brings significant operational, acquisition, governmental, financial, leadership-development capabilities and technology execution skills to our board.  Mr. Darnell currently serves as a director of the Museum of the American Revolution board. Mr. Darnell holds an undergraduate degree from Wake Forest University and an M.B.A. from the University of North Carolina at Chapel Hill. Age 65.

Continuing Directors with Terms Expiring at the 2020 Annual Meeting

Celeste B. Mastin                                                                          Director since 2017

Ms. Mastin assumed the role of Chief Executive Officer of PetroChoice Lubrication Solutions in March 2018.  PetroChoice is one of the largest petroleum-based lubricant distributors in the United States for passenger and commercial vehicles and industrial applications. Prior to joining PetroChoice, Ms. Mastin was the Chief Executive Officer of Distribution International, Inc., a supplier of certain construction equipment and environmental products from February 2013 to April 2017. From 2007 to 2011, she served as chief executive officer and as chief operating officer of MMI Products, Inc., a manufacturer and distributor of certain building materials. From 2004 to 2007, Ms. Mastin held the role of vice president of color and glass performance materials and vice president of growth and development at Ferro Corporation. Ms. Mastin started her career in sales at Shell Chemical. She held European and later global sales management positions as well as a management position at Bostik, Inc. We believe that Ms. Mastin’s global chemicals and building materials sectors experience, as well as her operating experience in sales and marketing and proven leadership ability qualify her to serve on our Board.  Ms. Mastin holds a B.S. in Chemical Engineering from Washington State University and a M.B.A. from the University of Houston. Age 49.

Retiring Director

Mr. Powell has served as Chairman of our Board since September 2009. He retired in 2006 as Chairman and Chief Executive Officer of National Starch and Chemical Company, a position he had held since 1999.  Mr. Powell is also currently a member of the boards of directors of PolyOne Inc. and FMC Corporation. Until June 2009, Mr. Powell was Chairman of the Board of Trustees of the State Theatre Performing Arts Center in New Brunswick, New Jersey. We believe that Mr. Powell’s knowledge and experience as chief executive officer of a major global company qualify him to serve on our Board. Mr. Powell holds a B.A. degree in Chemistry and an M.S. in Chemical Engineering from Case Western Reserve University and an M.A. in Business Administration from the University of North Dakota. Age 72.

Information About the Board of Directors and Corporate Governance

Committees of the Board

The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2017.

	Audit / Compliance	Compensation	Nominating and Corporate Governance	Executive
Claes G. Bjork (1)		✓	Chair	✓
James W. Bradford, Jr. (1)	✓	Chair		✓
David C. Darnell(1)	✓			✓
William G. Dorey (1)(2)				✓
Patricia D. Galloway(1)	✓			✓
David H. Kelsey (1)	Chair		✓
Celeste B. Mastin(1)		✓	✓
Michael F. McNally (1)	✓	✓		✓
William H. Powell (1)(3)		✓	✓	Chair
James H. Roberts				✓
Gaddi H. Vasquez (1)		✓	✓
Number of Meetings in 2017	9	7	5	11

(1) Independent directors pursuant to the listing standards of the NYSE.

(2) Mr. Dorey retired from the Board effective June 9, 2017.

(3) Chairman of the Board.

Audit/Compliance Committee

All members of the Audit/Compliance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. Each member also satisfies the independence requirements for audit committee members of public companies established by the SEC. The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by the SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, and enterprise, legal and compliance risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under "Board Leadership Structure and its Role in Risk Oversight" on page 12 of this proxy statement and in "Report of the Audit/Compliance Committee" on page 41 as well as in the Audit/Compliance Committee charter. You can view and print the Audit/Compliance Committee charter on Granite's website. See "Granite Website" below.

Compensation Committee

All members of the Compensation Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our directors, our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee is responsible for risks related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee's approval. The Compensation Committee also administers the 2012 Equity Incentive Plan and the Amended and Restated 1999 Equity Incentive Plan, as amended (the "1999 Equity Plan"), with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the Committee. If you desire additional information concerning the Compensation Committee, you can read the Compensation Committee charter on Granite's website. See "Granite Website" below.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee also develops and recommends corporate governance principles and practices to the Board and oversees the annual evaluations of the Board and certain senior executive officers of the Company. Additionally, the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct. The Nominating and Corporate Governance Committee's policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading "Board of Directors' Nomination Policy." This policy and the Nominating and Corporate Governance Committee charter are available on Granite's website. See "Granite Website" below.

Executive Committee

The Executive Committee's responsibility is to carry out the powers and authority of the Board in the management of Granite's business within limits set by the Board. The Executive Committee also meets regularly to consider the approval of certain large project bidding decisions, as well as to assess and monitor ongoing risks and contingencies related to large projects. The scope of the Executive Committee's authority is determined in accordance with the "Delegation of Authority and Policy" as adopted and revised from time to time by the Board.

Role of the Compensation Consultant

The Compensation Committee directly retained the services of Mercer (US) Inc. ("Mercer"), a wholly owned subsidiary of Marsh & McLennan Companies, Inc., to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs through September 30, 2017. Mercer's fees paid for executive compensation consulting to the Committee in 2017 were $228,045.

During 2017, Mercer provided the following services to the Compensation Committee related to executive officer compensation:

•	Attended meetings of the Compensation Committee as the Committee’s advisor;

•	Evaluated the competitive positioning of Granite’s executive officers' base salaries, annual incentive and long-term incentive compensation relative to our peer companies;

•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•

Assessed the alignment of executive officer compensation levels relative to our performance against Granite's peer companies and relative to the Compensation Committee's articulated compensation philosophy;

•	Provided advice on the design of Granite's annual and long-term incentive plans;

•	Advised on the performance measures and performance targets for the annual and long-term incentive programs;

•	Assisted with the preparation of the "Compensation Discussion and Analysis" for the 2018 proxy statement;

•	Assessed the potential for material risk within Granite's compensation policies and practices for all employees, including executive officers.

During 2017, management retained the services of Mercer to provide compensation consulting, and employee total rewards communications. The fees paid for these services in 2017 were $210,300.

Based in part on the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant, a Mercer representative, is objective and not influenced by Mercer's or its affiliates' relationships with Granite. These policies and procedures include:

•

Mercer's professional standards prohibit the executive compensation consultant from considering any other relationships Mercer or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	The executive compensation consultant receives no incentive or other compensation based on the fees charged to Granite for other services provided by Mercer or any of its affiliates;

•	The executive compensation consultant is only responsible for selling compensation consulting services to Granite, not any other services provided by Mercer or affiliate companies;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The executive compensation consultant has direct access to the Compensation Committee without management intervention;

•

The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement limit how the executive compensation consultant may interact with management.

In retaining Mercer, the Compensation Committee considered the six factors set forth in Exchange Act Rule 10C-1(b)(4)(i) through (vi), and concluded that no conflict of interest existed that would prevent Mercer from serving as an independent compensation consultant to the Compensation Committee.

Effective September 22, 2017, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc. ("FW Cook") to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs on a forward-looking basis.

From September through December 2017, FW Cook’s work primarily focused on compensation planning considerations for 2018; no input was provided as it related to the design of the executive compensation program for 2017. In the future, FW Cook will conduct substantially similar services to the Committee as previously conducted by Mercer, which are noted above.  FW Cook provides no other services to the Company.

In retaining FW Cook, the Compensation Committee considered the six factors set forth in Exchange Act Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act, and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent compensation consultant to the Compensation Committee.  Prior to retaining FW Cook, the Committee also reviewed FW Cook’s conflict of interest policy.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant's advice and recommendations can be shared with management. These protocols are included in the Compensation Committee’s engagement letters with Mercer and FW Cook. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant's recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

The Lead Director and Executive Sessions

Our bylaws provide that in the event the Chairman of the Board does not meet the independence requirements of the rules and regulations of the SEC and the listing standards of the NYSE, the directors shall elect a Lead Director to serve for a two-year term or until such time, if earlier, at which an independent Chairman is elected. Because William H. Powell, the current Chairman of the Board, is an independent director, we currently do not have a Lead Director. In his capacity as Chairman, Mr. Powell chairs all Board meetings and presides over all executive sessions of the non-employee members of the Board.  As Mr. Powell will retire at our Annual Meeting of Shareholders this year, the Board elected Mr. Claes G. Bjork Chairman of the Board effective June 7, 2018.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as the Chairman of the Board is in the best interest of Granite and its shareholders at this time. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability. The structure ensures more active participation by the independent directors in setting the Board's agenda and establishing the Board's priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and Chief Executive Officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company's risks and effective risk management is a top priority of the Board and management. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify in a timely manner our material risks. In order to more efficiently manage these risks, the Board has delegated certain risk management oversight responsibilities to relevant Board committees, as follows below.

The Audit/Compliance Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting and enterprise, legal and compliance risks. Our Chief Financial Officer (who is responsible for managing the risk management function), General Counsel (who serves as our Corporate Compliance Officer), Director of Internal Audit, management and independent registered public accounting firm, PricewaterhouseCoopers LLP, all report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee and the Board also meet periodically with management to review Granite's major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite's risk assessment and risk management policies.

The Executive Committee is responsible for overseeing management's efforts to assess risks related to the decision to bid on large projects and monitor ongoing risks and contingencies related to those projects. The Compensation Committee is responsible for overseeing risks related to employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct, including compliance with listing standards for independent directors and committee assignments. The committee chairs report on risk related matters to the full Board from time to time as appropriate.

Board of Directors' Nomination Policy

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure, its governance performance and its overall performance are continuously reviewed. Included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite's current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. Accordingly, although diversity is a consideration in the nominating and evaluation process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with respect to the consideration of diversity. Evaluations are made on the basis of observations and interviews with management and with Board members conducted annually by the Nominating and Corporate Governance Committee.

Current Board members whose performance, capabilities, and experience meet Granite's expectations and needs are nominated for re-election in the year of their respective term's completion. In accordance with Granite's Corporate Governance Guidelines and Policies, Board members will not stand for re-nomination and no proposed candidate will be re-nominated if the nominee’s 72nd birthday occurs prior to the annual meeting of shareholders in the year of re-nomination or nomination. Moreover Directors will retire no later than the first annual meeting of shareholders immediately following their 72nd birthday. Mr. Powell is retiring at the 2018 Annual Meeting as required by Granite’s Corporate Governance Guidelines and Policies.

Each member of the Board of Directors must meet a set of core criteria, referred to as the "three C's": Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite's intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite's Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time, energy, and effort required to guarantee Granite will have the highest possible level of leadership and governance.

In addition to the three C's, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Chairman of the Board and an executive search firm, if the Committee deems engagement of such a firm appropriate. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, an executive search firm is typically engaged to use its professional skills and its data sources and contacts, including current Granite Board members and officers, to seek appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and Granite's executive management team.

Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee and the search for a single nominee may result in multiple candidates of such capability and character that might be nominated and the Board may be expanded accordingly.

It is Granite's intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite's constituents - its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that relevant sources of potential candidates have been appropriately canvassed.

The Board used the evaluation criteria and procedures listed in this section to nominate and appoint Mr. Bradford, Mr. Kelsey and Mr. McNally for election at the Annual Meeting.

Shareholder Recommendation and Direct Nomination of Board Candidates

Consistent with our bylaws and the Nominating and Corporate Governance Committee charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described in “Evaluation Criteria and Procedures” above. The Committee will consider nominees to the Board recommended by shareholders. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement, and in no event later than December 24, 2018 with respect to direct nominations.

In addition, Granite's bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting must be received at Granite's principal office, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting of shareholders was released to shareholders and must contain the information specified in our bylaws. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

To be timely, a shareholder nomination for a director to be elected at the 2019 Annual Meeting of Shareholders must be received at Granite's principal office, addressed to the Corporate Secretary, on or before December 24, 2018. For further information, see "Shareholder Proposals to be Presented at the 2019 Annual Meeting of Shareholders."

Director Independence

Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:

•

A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

•

A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•

The following directors may not be deemed independent: (a) a director who is a current partner or employee of a firm that is Granite's internal or external auditor; (b) a director who has an immediate family member who is a current partner of such a firm; (c) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite's audit; or (d) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite's audit within that time.

•

A director who or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Granite's present executive officers at the same time serves or served on that company's compensation committee may not be deemed independent.

•

A director who is a current employee or whose immediate family member is a current executive officer of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members' relationships or circumstances that could impact or change their independence status.

The following non-employee directors are independent under the listing standards of the NYSE: Claes G. Bjork, James W. Bradford, Jr., David C. Darnell, Patricia D. Galloway, David H. Kelsey, Celeste B. Mastin, Michael F. McNally, William H. Powell and Gaddi H. Vasquez.

Board and Annual Shareholder Meeting Attendance

During 2017, the Board of Directors held six regular meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the annual meeting of shareholders.

The annual meeting attendance policy is a part of Granite's Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite's website. See "Granite Website" below. All nine directors then in office attended Granite's 2017 Annual Meeting of Shareholders.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite's website. See "Granite Website" below.

Corporate Governance Guidelines and Policies

Granite's Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See "Granite Website" below.

Code of Conduct

Granite's Code of Conduct applies to all Granite employees, including the Chief Executive Officer and the Chief Financial Officer, and to all directors, including the Chairman of the Board. The Code of Conduct is available on Granite's website. We will also post any amendments to the Code of Conduct, or waivers of the application of provisions of the Code of Conduct to any of our directors or executive officers, on our website. See "Granite Website" below.

Granite Website

The following charters and policies are available on Granite's website at www.graniteconstruction.com at the "Investors" site, then under "Corporate Governance": the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors' Nomination Policy, and the Communication with the Board of Directors Policy. You can also obtain copies of these charters and policies, without charge, by contacting Granite's Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite's website at www.graniteconstruction.com at the "Our Company" site under "Code of Conduct." You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite's Human Resources Department at 831.724.1011.

Executive and Director Compensation and Other Matters

Compensation Discussion and Analysis

Objective of the Compensation Program

The market for executive talent is highly competitive and the objective of our executive compensation program is to attract and retain talented, creative, and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, deliver consistent financial performance and grow shareholder value. The Compensation Committee believes that an effective way to enhance Granite's performance is through variable compensation structured to align our executives’ interests with the Company’s short and long-term performance objectives. Key elements of the program are as follows:

•	Market competitive base salaries targeted at the 50th percentile of comparable positions in the market;

•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;

•	Short-term and long-term goals aligned with interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

•

A comprehensive benefits program which is also available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation, holiday pay; and

•	Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation Program.

Executive Officer Compensation Program

During fiscal year 2017, we conducted our annual “Say on Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Securities and Exchange Commission (“SEC”) rules. This resulted in the approval of the compensation of our Named Executive Officers for 2016 by approximately 96% of the votes cast. The Compensation Committee considers these voting results when planning compensation for subsequent years and believes the results affirm the Company’s executive compensation program. Accordingly, the Compensation Committee did not adopt any changes to this program as a result of this vote, although the Compensation Committee is continually evaluating our executive compensation to further align the program with shareholders’ interests. In addition to this endorsement by our shareholders of our executive compensation programs and practices, management values the views of our largest institutional shareholders and proxy advisory firms on our compensation practices and disclosures.

The key components of the 2017 program for compensating our Named Executive Officers as set forth in the table below are as follows:

•	Adjustments to align total direct compensation closer with market median levels if deemed necessary by the Compensation Committee;

•

An Annual Incentive Plan (“AIP”) with Net Income, Operating Income and Safety as the key performance measures to reward our Named Executive Officers for attaining key performance measures during the current year (for a detailed explanation, please refer to “2017 Annual Incentive Plan Compensation”); and

•

A Long-Term Incentive Plan (“LTIP”) that includes a performance-based component that is based on Total Shareholder Return (“TSR”) and a service-based component to reward and sustain long term performance (for a detailed explanation, please refer to “Long Term Incentive Compensation”).

The specific provisions of the compensation opportunity, plan design, and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

The following table identifies our Named Executive Officers for 2017:

Named Executive Officer	Title During 2017
James H. Roberts	President & Chief Executive Officer (CEO)
Laurel J. Krzeminski	Executive Vice President & Chief Financial Officer (CFO)
Kyle T. Larkin(1)	Senior Vice President & California Group Manager
James D. Richards	Senior Vice President & Northwest Group Manager
Dale A. Swanberg(2)	Senior Vice President & Large Projects Group Manager
Christopher S. Miller(3)	Former Executive Vice President & Chief Operating Officer (COO)
Martin P. Matheson(4)	Former Senior Vice President & California Group Manager

(1) Mr. Larkin was appointed Senior Vice President & California Group Manager effective October 16, 2017.

(2) Mr. Swanberg was appointed Senior Vice President & Large Projects Group Manager effective January 1, 2017.

(3) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017.

(4) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017.

Role of the Compensation Committee and Chief Executive Officer in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our executive officers. Compensation and potential payouts are determined with assistance and recommendations from the compensation consultant as discussed below. The Compensation Committee determines the compensation of the Chief Executive Officer. The annual salary levels, incentive compensation targets and potential payouts of the other executive officers are reviewed and approved by the Compensation Committee based on recommendations of the Chief Executive Officer and the compensation consultant. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Committees of the Board — Compensation Committee”.

Role of the Compensation Consultant

The Compensation Committee retained the services of Mercer (US) Inc. (“Mercer”) as its compensation consultant to provide information, analysis, and advice with regard to executive officer compensation through September 30, 2017. Effective October 2017, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as its Compensation Consultant to provide advice and recommendations on executive officer and Board of Director compensation programs on a prospective basis. Representatives of the compensation consultants attended Compensation Committee meetings and provided guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant”.

Annual Risk Assessment

The Compensation Committee annually reviews the balance between risk and reward in the design of the executive officer and employee incentive compensation programs. The AIP and LTIP utilize a portfolio of performance metrics across the company designed to balance short and long-term financial objectives and generate shareholder value. Performance goals are set as a range for each objective with a maximum payout opportunity assigned to each performance goal. The Compensation Committee carefully reviews incentive plan goals to ensure the appropriate levels of difficulty, and reviews Granite and its peer groups’ financial performance to ensure performance goals and payout opportunities are appropriately calibrated. The performance measures, maximum payout opportunities and the calibration of achievability of incentive plan goals are all designed to help ensure that the incentive plans appropriately balance risk and reward, limiting excessive risk-taking and the potential for windfall payouts. Finally, the Company maintains several risk mitigating governance policies such as executive stock ownership guidelines, anti-hedging/pledging policies and an incentive compensation recoupment policy. As a result of the above, the Committee believes that the compensation program is not reasonably likely to have a material adverse effect on the Company.

Market Data Considered in Determining Executive Compensation

The Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. Benchmark data is obtained from a single peer group consisting of eleven public companies representing the construction, engineering and construction materials industries. The Compensation

Committee believes that industry-specific companies are the most appropriate source of benchmark data as they are most representative of Granite’s market for talent. The data from the peer group of eleven public companies is used by the Compensation Committee to establish base salary, target total cash and long-term incentive compensation levels and as the comparative group for measuring relative Total Shareholder Return performance. For a detailed explanation, please refer to “Long Term Incentive Compensation – Performance Awards”.

Peer Group of Public Companies

The eleven public companies selected for the peer group are in the construction, engineering and/or construction materials industries and compete for executive talent in the same market as Granite. The table below names each of the companies in the peer group for its 2017 fiscal year.

Company Name
•Aegion Corporation	•Martin Marietta Materials, Inc.	•Quanta Services, Inc.
•Dycom Industries, Inc.	•MasTec, Inc.	•Tutor Perini Corporation
•EMCOR Group, Inc.	•MYR Group, Inc.	•Vulcan Materials Company
•Layne Christensen Company	•Primoris Services Corporation

Compensation Elements

Base Salaries

Effective January 1, 2017, Mr. Roberts’s base salary increased from $800,000 to $850,000, Mr. Miller’s base salary increased from $530,000 to $550,000, Ms. Krzeminski’s base salary increased from $475,000 to $500,000 and Mr. Swanberg’s salary increased from $365,000 to $400,000. These increases are based on individual performance and are supported by market data from Granite’s peer group shown in the table above and by the peer group median in the following Base Salary Positioning Chart. Salary increases also reflect increased tenure and performance in respective positions. Effective October 16, 2017, Mr. Larkin was appointed from Vice President, Nevada Region to Senior Vice President & California Group Manager with a base salary increase to $350,000. No other changes to the base salaries of our Named Executive Officers were made for 2017.

For amounts paid as base salary during 2017, please refer to the Summary Compensation Table.

Base Salary Positioning Chart

Named Executive Officer	2017 Base Salary	Peer Group Median(1)	% Variance
James H. Roberts	$850,000	$925,000	-9%
Laurel J. Krzeminski	$500,000	$504,000	-0.8%
Kyle T. Larkin(2)	$350,000	$452,000	-29%
James D. Richards	$400,000	$452,000	-13%
Dale A. Swanberg(3)	$400,000	$452,000	-13%
Christopher S. Miller(4)	$550,000	$609,000	-11%
Martin P. Matheson(5)	$400,000	$452,000	-13%

(1) Peer Group median compensation data as used by the Compensation Committee in making 2017 compensation decisions was based on peer group data reported in 2016 proxy filings.

(2) Prior to his appointment to Senior Vice President & California Group Manager effective October 16, 2017, Mr. Larkin earned a base salary of $242,500 in his role as Vice President for the Nevada Region.

(3) Mr. Swanberg was appointed Senior Vice President & Large Projects Group Manager effective January 1, 2017.

(4) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017.

(5) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017.

Annual Incentive Compensation

The Named Executive Officers participate in the AIP pursuant to which annual incentive compensation is determined by overall company performance and/or applicable group performance. As described in more detail below, each Named Executive Officer's targeted annual incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. Maximum cash payouts cannot exceed the lesser of three times the target opportunity or $2,500,000.

Annual Incentive Opportunity

		Annual Incentive Opportunity(1)
Named Executive Officer	2017 Base Salary	% of Base Salary Target	Target	Maximum
James H. Roberts	$850,000	115%	$977,500	$2,500,000
Laurel J. Krzeminski	$500,000	75%	$375,000	$1,125,000
Kyle T. Larkin(2)	$350,000	n/a	n/a	n/a
James D. Richards	$400,000	75%	$300,000	$900,000
Dale A. Swanberg(3)	$400,000	75%	$300,000	$900,000
Christopher S. Miller(4)	$550,000	75%	$412,500	$1,237,500
Martin P. Matheson(5)	$400,000	75%	$300,000	$900,000

(1) The “target” annual incentive opportunity is competitive with those offered by peer group companies, and is the basis for establishing the maximum annual incentive.

(2) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the AIP. For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(3) In connection with his appointment to Senior Vice President & Large Projects Group Manager, Mr. Swanberg was guaranteed a minimum award of $200,000, provided that if actual performance under the AIP resulted in a greater award, the award would be based on actual performance.

(4) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and as a result, his 2017 Annual Incentive Opportunity was forfeited.

(5) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and in accordance with the terms of his AIP, he was eligible to receive a prorated award.

2017 Annual Incentive Plan

Named Executive Officer AIP awards incorporate two funding ratio levels. The initial funding ratio applies once Company Net Income and/or Group Operating Income achieve “threshold” performance levels. A higher funding ratio level is applied once financial performance is at or above “expectations” performance levels for Company Net Income and/or Group Operating Income. The “expectations” performance levels of Company Net Income and Group Operating Income are typically greater than budgeted amounts and are intended to encourage plan participants to deliver superior financial performance. No funding of individual bonuses will occur if the performance of the Company and/or Group is below the specified “threshold” level of performance.

Once threshold is achieved, then individual awards under the AIP are paid out/determined based on a pre-determined percentage (funding ratio) of Company Pre-Bonus Net Income and/or Group Operating Profit.

2017 Annual Incentive Plan Performance Measure Definitions

•	Company Net Income

Company Net Income is actual consolidated Net Income attributable to Granite Construction Incorporated calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”);

•	Company Pre-Bonus Net Income

Company Pre-Bonus Net Income is defined as Company Net Income before the cost of annual incentive plan cash bonuses which are calculated based on Company performance;

•	Operating Income

Operating Income is actual operating income for the applicable Group calculated in accordance with U.S. GAAP, excluding allocated Selling, General and Administrative Expense (“SG&A”);

•	Operating Profit

Operating Profit is defined as Operating Income after the cost of pre-bonus allocated SG&A and before the cost of annual incentive plan cash bonuses which are calculated based on the performance of the applicable Group;

•	Safety

Granite uses the OSHA Recordable Incident Rate (“ORIR”), a nationally recognized metric, to benchmark its safety performance against the construction industry. ORIR tracks all injuries serious enough to require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time) and represents the number of events per 100 full-time employees. It is calculated by multiplying the number of OSHA recordable injuries (total injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure. The ORIR target and payout levels are reviewed and approved annually by the Compensation Committee.

2017 Annual Incentive Plan Performance Objectives

At the beginning of the annual performance period (January 1st – December 31st), the Compensation Committee approved the 2017 AIP financial performance goals. Named Executive Officer annual incentive bonuses are funded once threshold performance levels are achieved. Higher funding levels are applied once performance is at or above expectations. Bonus payouts are calculated as a percentage of Company Pre-Bonus Net Income and Group Operating Profit.

Company Performance

	Net Income	Net Income
	Threshold	Expectations
Granite Construction Incorporated	$42.0M	$67.6M

Group Performance

	Group	Group
	Operating Income	Operating Income
	Threshold	Expectations
Large Projects Group	$31.0M	$70.1M
Northwest Group	$38.7M	$71.5M
California Group	$41.7M	$85.6M

2017 Annual Incentive Plan Company and Group Funding Ratios

Funding ratios are individualized to account for the Named Executive Officer’s respective roles and responsibilities.  Mr. Roberts, Ms. Krzeminski, and Mr. Miller’s bonus opportunities are based on Company financial performance. This is intended to relate the bonus opportunities for Mr. Roberts, Ms. Krzeminski, and Mr. Miller to the overall results of the Company for the current year. Mr. Richards, Mr. Swanberg, and Mr. Matheson have two funding ratios with a larger ratio tied to their Group’s performance and a smaller ratio tied to overall Company performance. This is intended to relate bonus opportunities for Mr. Richards, Mr. Swanberg, and Mr. Matheson to both their Group’s performance, as well as the overall results of the Company for the current year. For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.” Bonuses are adjusted based on a safety multiplier from -10% to +10%, with safety at target performance resulting in no adjustment.

Company Bonus Funding Ratios

(Percentage of Company Pre-Bonus Net Income)

Named Executive Officer	At or Above Threshold	At or Above Expectations
James H. Roberts	1.100%	1.650%
Laurel J. Krzeminski	0.440%	0.660%
Kyle T. Larkin(1)	n/a	n/a
James D. Richards	0.100%	0.150%
Dale A. Swanberg	0.100%	0.150%
Christopher S. Miller(2)	0.520%	0.780%
Martin P. Matheson(3)	0.100%	0.150%

(1) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the AIP.

(2) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and as a result, his 2017 Annual Incentive Opportunity was forfeited.

(3) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and in accordance to the terms of his AIP, he was eligible to receive a prorated award.

Group Bonus Funding Ratios

(Percentage of Group Operating Profit)

Named Executive Officer	At or Above Threshold	At or Above Expectations
Kyle T. Larkin(1)	n/a	n/a
James D. Richards	0.600%	0.900%
Dale A. Swanberg	0.600%	0.900%
Martin P. Matheson(2)	0.600%	0.900%

(1) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the AIP.  For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(2) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and in accordance to the terms of his AIP, he was eligible to receive a prorated award.

Safety Multiplier

2017 Annual Incentive Plan bonus awards are subject to adjustment by a safety multiplier, which is calculated based on year-end safety results. Awards for Mr. Roberts and Ms. Krzeminski are subject to adjustment based on the overall safety results of the Company. Awards for Mr. Richards, Mr. Swanberg, and Mr. Matheson are subject to adjustment based upon both the overall safety results of the Company and of their assigned Groups. For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

The values of the 2017 AIP awards are subject to adjustment based on safety results as follows:

•	If Safety ORIR is 1.6 or more, or if an employee fatality occurred, the annual incentive performance award is multiplied by 90% and reduced accordingly.

•	If Safety ORIR is at 1.0, the target level, no adjustment is made.

•	If Safety ORIR is 0.8 or less, the annual incentive performance award is multiplied by 110% and increased accordingly.

•	Linear interpolation is used to determine the magnitude of the adjustment for Safety ORIR falling between threshold/target and target/maximum performance levels.

2017 Company and Group Safety Goals

2017	Threshold	Target	Maximum
Safety ORIR	1.6	1.0	0.8
Multiplier	90%	100%	110%

2017 Annual Incentive Plan Company and Group Performance Results and Bonus Payouts

2017 year-end Company and Group safety performance results were as follows:

2017 Safety Performance Results

Named Executive Officer	Company Safety ORIR Results	Company Safety Multiplier	Group Safety ORIR Results	Group Safety Multiplier
James H. Roberts	1.22	96.33%	-	-
Laurel J. Krzeminski	1.22	96.33%	-	-
Kyle T. Larkin(1)	n/a	n/a	n/a	n/a
James D. Richards	1.22	96.33%	1.04	99.33%
Dale A. Swanberg	1.22	96.33%	1.46	92.33%
Christopher S. Miller(2)	-	-	-	-
Martin P. Matheson(3)	1.22	96.33%	0.86	107.00%

(1) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the AIP. For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(2) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and as a result, his 2017 Annual Incentive Opportunity was forfeited.

(3) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and in accordance to the terms of his AIP, he was eligible to receive a prorated award.

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:

2017 AIP Company Bonus Payouts

Named Executive Officer	Company Bonus Payout at Threshold	Company Bonus Payout at Expectations	Company Bonus Payout (before Safety Multiplier)	Company Safety Multiplier	Actual Company Payout
James H. Roberts	$488,000	$1,210,000	$736,874	96.33%	$709,831
Laurel J. Krzeminski	$195,000	$484,000	$294,750	96.33%	$283,933
Kyle T. Larkin(1)	n/a	n/a	n/a	n/a	n/a
James D. Richards	$44,000	$110,000	$66,989	96.33%	$64,531
Dale A. Swanberg(2)	$44,000	$110,000	$66,989	96.33%	$64,531
Christopher S. Miller(3)	$230,000	$572,000	-	-	-
Martin P. Matheson(4)	$44,000	$110,000	$44,659	96.33%	$43,020

(1) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the AIP.  For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(2) In connection with his appointment to Senior Vice President & Large Projects Group Manager, Mr. Swanberg was guaranteed a minimum award of $200,000, provided that if actual performance under the AIP resulted in a greater award, the award would be based on actual performance.

(3) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and as a result, his 2017 Annual Incentive Opportunity was forfeited.

(4) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and in accordance to the terms of his AIP, he was eligible to receive a prorated award.

2017 AIP Group Bonus Payouts

Named Executive Officer	Group Bonus Payout at Threshold	Group Bonus Payout at Expectations	Group Bonus Payout (before Safety Multiplier)	Group Safety Multiplier	Actual Group Payout
Kyle T. Larkin(1)	n/a	n/a	n/a	n/a	n/a
James D. Richards	$88,000	$446,000	$499,454	99.33%	$496,108
Dale A. Swanberg(2)	$39,000	$433,000	$0	92.33%	$0
Martin P. Matheson(3)	$102,000	$573,000	$392,656	107.0%	$420,142

(1) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the AIP. For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(2) In connection with his appointment to Senior Vice President & Large Projects Group Manager, Mr. Swanberg was guaranteed a minimum award of $200,000, provided that if actual performance under the AIP resulted in a greater award, the award would be based on actual performance.

(3) Mr. Matheson ceased to serve as an Executive Officer of Granite effective August 12, 2017 and in accordance to the terms of his AIP, he was eligible to receive a prorated award.

2017 Actual AIP Total Bonus Payouts(1)

Named Executive Officer	Actual Company Bonus Payout	Actual Group Bonus Payout	Other	Total Actual AIP Bonus Payout
James H. Roberts	$709,831	-	-	$709,831
Laurel J. Krzeminski	$283,933	-	-	$283,933
Kyle T. Larkin(2)	n/a	n/a	n/a	n/a
James D. Richards	$64,531	$496,108	-	$560,639
Dale A. Swanberg(3)	$64,531	$0	$135,469	$200,000
Christopher S. Miller(4)	-	-	-	-
Martin P. Matheson(5)	$43,020	$420,142	-	$463,162

(1) Represents the sum of 2017 Company bonus payouts and 2017 Group bonus payouts.

(2) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the AIP. For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(3) In connection with his appointment to Senior Vice President & Large Projects Group Manager, Mr. Swanberg was guaranteed a minimum award of $200,000, provided that if actual performance under the AIP resulted in a greater award, the award would be based on actual performance. The amount included under “Other” reflects a payment to Mr. Swanberg as a result of his guaranteed minimum award.

(4) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and as a result, his 2017 Annual Incentive Opportunity was forfeited.

(5) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and in accordance to the terms of his AIP, he was eligible to receive a prorated award.

Long Term Incentive Compensation

In order to emphasize and reward sustained long term performance, all Named Executive Officers participated in the 2017 LTIP. The Compensation Committee reviewed peer group compensation data for comparable positions and established incentive target opportunities which approximate peer group median compensation levels. Effective January 1, 2017, Mr. Miller’s LTIP incentive target opportunity increased from $800,000 to $850,000.  No other changes to the LTIP incentive target opportunity of our Named Executive Officers were made for 2017.

The LTIP incentive target opportunities for the Named Executive Officers under the 2017 LTIP are presented below:

Named Executive Officer	LTIP Incentive Target Opportunity
James H. Roberts	$2,000,000
Laurel J. Krzeminski	$650,000
Kyle T. Larkin(1)	n/a
James D. Richards	$450,000
Dale A. Swanberg	$450,000
Christopher S. Miller(2)	$850,000
Martin P. Matheson(3)	$450,000

(1) Mr. Larkin became an Executive Officer effective October 16, 2017 and was not eligible to participate in the LTIP. For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(2) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and as a result, his 2017 Long Term Incentive Opportunity was forfeited.

(3) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and in accordance to the terms of his LTIP, he was eligible to receive a prorated award.

Each Named Executive Officer’s target award is divided into two components – Performance Awards and Service Awards.  The table below reflects the weighting of the two components

LTIP Components Weighting

Weighting
Performance Award	80%
Service Award	20%
Total	100%

Performance Awards

The Compensation Committee set payouts for the 2017 – 2019 performance period to be calculated based on Granite’s TSR rank relative to a peer group of companies in the Standard & Poor’s Construction Materials and Construction Equipment classification. The higher Granite’s overall performance ranking is, the greater the payout percentage. However, the Compensation Committee has the ability to reduce the payout percentage for the performance period in its sole discretion.

The following are the 2017 – 2019 peer group companies and funding mechanism.

2017 – 2019 TSR Peer Group (12 companies, including Granite)
•Aegion Corporation	•Martin Marietta Materials Inc.	•Quanta Services Inc.
•Dycom Industries Inc.	•MasTec Inc.	•Tutor Perini Corporation
•EMCOR Group Inc.	•MYR Group Inc.	•Vulcan Materials Company
•Layne Christensen Company	•Primoris Services Corporation

The TSR award calculation methodology will remove acquired peers from the measurement group.

2017 – 2019 TSR Funding Mechanism

(Utilizes a Relative TSR Percentile Ranking System to determine payout as a percentage of Target.)

2017 - 2019 Relative TSR Percentile Rank	Payout (% of Target)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

Linear interpolation applies between performance levels.

Total Shareholder Return Performance Calculation

TSR is calculated by dividing (i) the sum of the closing price on the last trading day of the performance period and all dividends and per-share cash equivalents paid during the performance period, by (ii) the closing price on the day before the first day of the performance period. The performance awards are calculated at the end of a three-year performance period. The 2014 performance awards were calculated for the three-year period ending December 31, 2016 with vesting and payment in 2017. The 2015 performance awards will be calculated for the three-year period ending December 31, 2017 with vesting and payment the following year. The 2016 performance awards will be calculated for the three-year period ending December 31, 2018 with vesting and payment the following year. The 2017 performance awards will be calculated for the three-year period ending December 31, 2019 with vesting and payment the following year.

TSR Performance Period	Award Opportunity	Payout Timing (if award earned based on performance)
January 1, 2014 – December 31, 2016	0% – 200% of 2014 Performance Award	Q1 2017
January 1, 2015 – December 31, 2017	0% – 200% of 2015 Performance Award	Q1 2018
January 1, 2016 – December 31, 2018	0% – 200% of 2016 Performance Award	Q1 2019
January 1, 2017 – December 31, 2019	0% – 200% of 2017 Performance Award	Q1 2020

2017 Performance Award Payouts

Payouts for the 2014 - 2016 TSR performance period are reflected in the 2017 Summary Compensation and 2017 Grant Plan Based Award tables. TSR was calculated on Granite’s performance relative to the industry peer group of construction, engineering and construction materials used for benchmarking data as approved by the Compensation Committee effective January 1, 2014.

The following are the 2014 – 2016 peer group companies and funding mechanism.

2014 – 2016 TSR Peer Group (14 companies, including Granite)
•AECOM Technology Corp	•Martin Marietta Materials Inc.	•Tutor Perini Corporation
•Aegion Corporation	•MasTec Inc.	•Vulcan Materials Company
•Dycom Industries	•MYR Group Inc.	•URS Corp
•EMCOR Group Inc.	•Primoris Services Corporation
•Layne Christensen Company	•Quanta Services Inc.

2014 – 2016 TSR Funding Mechanism

(Utilizes a Discrete Number Ranking System to determine payout as a percentage of Target.)

2014 - 2016 Discrete Number Ranking	Payout (% of Target)
1 – 2 of 14	200%
3 of 14	180%
4 of 14	160%
5 of 14	140%
6 of 14	120%
7 of 14	100%
8 of 14	100%
9 of 14	83.3%
10 of 14	66.7%
11 of 14	50%
12 – 14 of 14	0%

Total Shareholder Return Awards Earned in 2014 – 2016 and Paid in 2017

Granite’s three-year TSR ranking as of December 31, 2016 for the performance period from January 1, 2014 through December 31, 2016 was 5 out of 14 companies, or 140% of the TSR target opportunity. See “2014 – 2016 TSR Funding Mechanism” above. The earned awards for the performance period are presented in the following table.

TSR Performance Period January 1, 2014 – December 31, 2016

Named Executive Officer	Target TSR Incentive	Actual TSR Incentive	Restricted Stock Units Awarded(1)
James H. Roberts	$1,133,333	$1,586,666	45,633
Laurel J. Krzeminski	$366,667	$513,334	14,764
Kyle T. Larkin(2)	n/a	n/a	n/a
James D. Richards	$283,333	$396,667	11,408
Dale A. Swanberg(3)	-	-	-
Christopher S. Miller(3)	-	-	-
Martin P. Matheson	$266,667	$373,333	10,737

(1) Awards are denominated as a cash value until earned based on performance. The number of restricted stock units awarded was calculated by dividing the actual long-term incentive value by $34.77, which was the average stock price over the first 30 days of January 2014.

(2) Mr. Larkin became an Executive Officer effective October 16, 2017 and therefore was not eligible to participate in the LTIP.  For a detailed explanation of Mr. Larkin’s incentive compensation program, please refer to the section “2017 Incentive Compensation Plan for Kyle T. Larkin.”

(3) Due to the performance period beginning prior to their employment, Messrs. Swanberg and Miller were not eligible to participate in the 2014 – 2016 TSR program.

Service Awards

The Compensation Committee believes granting a portion of equity awards as Restricted Stock Units (“RSUs”) assists in maintaining competitive levels of compensation, encourages the continued retention of key management, and aligns the interest of Named Executive Officers with that of the shareholders. Service Awards vest ratably over three years.

Service Awards Paid in 2017

Named Executive Officer	Service Award	RSUs Awarded(1)
James H. Roberts	$400,004	7,871
Laurel J. Krzeminski	$129,998	2,558
Kyle T. Larkin(2)	n/a	n/a
James D. Richards	$90,002	1,771
Dale A. Swanberg	$90,002	1,771
Christopher S. Miller(3)	$169,993	3,345
Martin P. Matheson	$90,002	1,771

(1) The number of RSUs awarded was calculated by dividing the service award by the closing stock price of $50.82 on March 14, 2017.

(2) Mr. Larkin was not eligible to participate in the LTIP.

(3) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and as a result, his 2017 Service Award RSUs were forfeited.

2017 Incentive Compensation Plan for Kyle T. Larkin

Mr. Kyle T. Larkin continued to participate in the Granite 2017 Regional Incentive Compensation Plan after his promotion to Senior Vice President, California Group Manager until December 31, 2017.  As a result of Mr. Larkin’s promotion, he began participating in the Named Executive Officer Compensation Program effective January 1, 2018.

In his role as a Region Vice President, in the Construction segment, Mr. Larkin was eligible to participate in the 2017 Regional Annual Incentive Plan based on applicable Operating Income and a 2017 Long Term Incentive Plan based on the performance of the Company’s Return on Net Operating Assets (“RONA”).

2017 Regional Annual Incentive Plan

In his role as Region Vice President, Mr. Larkin was eligible to receive an award for Regional AIP based on a fixed percentage of the Region’s Operating Profit for performance at or above a threshold amount, and a higher fixed percentage at or above an expectations amount. The calculated bonus was subject to a safety multiplier from -10% to +10% based on the Region’s safety performance (for a detailed explanation, please refer to “Safety Multiplier”).

2017 Actual Performance

The Region’s Operating Income performance was in excess of the expectations, and the Region safety performance multiplier was 110%.  Mr. Larkin’s actual AIP award is as follows:

2017 Incentive Compensation Plan - Region Bonus Payouts

	Region Bonus Payout at Threshold	Region Bonus Payout at Expectations	Region Bonus Payout (before Safety Multiplier)	Region Safety Multiplier	Actual Region Payout
Kyle T. Larkin	$41,716	$170,348	$242,024	110%	$266,227

In addition, Mr. Larkin received a discretionary bonus award of $100,000 for his contributions to the 2017 California Group’s performance (for a detailed explanation, please refer to “Flexible Bonus Policy”).

Long Term Incentive Plan

In his role as Region Vice President, Mr. Larkin was eligible to participate in the 2017 LTIP with an established incentive target opportunity divided into two components – Performance Awards and Service Awards.  The table below reflects the weighting of the two components:

LTIP Components Weighting

Weighting
Performance Award	80%
Service Award	20%
Total	100%

Performance Award

Under the 2017 LTIP, a performance award is achieved if RONA performance exceeds a pre-established threshold goal for the year. Once the performance threshold is achieved, the first dollar of eligible RONA incentive is earned. For 2017, performance exceeded threshold and Mr. Larkin earned $229.

Service Award

Under the 2017 LTIP, Mr. Larkin received a service award that ratably vests over three years.

Service Awards Paid in 2017

	Service Award	Restricted Stock Units Awarded(1)
Kyle T. Larkin	$25,512	502

(1) The number of RSUs awarded was calculated by dividing the service award by the closing stock price of $50.82 on March 14, 2017.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award was made is determined to have been in error due to a restatement of a prior year's financial results, it is Granite's policy to either recover the amount overpaid or to offset the overpayment against future incentive compensation earned. This policy applies to AIP and LTIP awards. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2017.

Stock Ownership Guidelines

Our Board of Directors has adopted Stock Ownership Guidelines to align the interests of Granite's Named Executive Officers with the interests of shareholders and to promote Granite's commitment to sound corporate governance. Named Executive Officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market standards. Stock ownership guidelines are determined as a multiple of the Named Executive Officer's base salary, and are as follows:

•	Chief Executive Officer: 3 x annual base salary

•	Other Named Executive Officers: 2 x annual base salary

Minimum stock ownership levels are to be achieved within five years following the later of the May 13, 2009 adoption of the Stock Ownership Guidelines and the date an individual becomes a Named Executive Officer. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. Shares that count toward the satisfaction of the guidelines include:

•	Shares owned outright by the Named Executive Officer or his or her immediate family members residing in the same household, whether held individually or jointly;

•	Any vested and deferred Restricted Stock Units;

•	Shares held for the Named Executive Officer's account in the Granite Construction Incorporated Profit Sharing and 401(k) Plan (“401(k) Plan”); and

•	Shares held in trust for the benefit of the Named Executive Officer or his or her family.

Until the applicable guideline is achieved, the Named Executive Officer is required to retain an amount equal to 25% of net shares received as a result of the vesting of Restricted Stock or RSUs through Granite's stock incentive plans.

Stock Ownership

Named Executive Officer	2017 Base Salary	Stock Ownership as Multiple of Base	Required Value of Stock Ownership	Date to be Achieved(1)	# Vested Shares Owned(2)	Value of Shares Owned(3)	Percentage of Attainment
James H. Roberts	$850,000	3	$2,550,000	May 2014	149,407	$8,147,164	319%
Laurel J. Krzeminski	$500,000	2	$1,000,000	Nov. 2015	54,111	$2,950,673	295%
Kyle T. Larkin	$350,000	2	$700,000	April 2023	0	$0	0%
James D. Richards	$400,000	2	$800,000	April 2019	25,946	$1,414,835	177%
Dale A. Swanberg	$400,000	2	$800,000	April 2023	1,866	$101,753	13%

(1) To be achieved within five years after becoming a Named Executive Officer.

(2) As of January 1, 2018.

(3) Based on the 2017 annual average stock price of $54.53.

Anti-Hedging Policy

The Company’s Insider Trading Policy, which applies to employees, officers and directors of the Company and their family members and affiliates, provides that such individuals are prohibited from engaging in hedging transactions involving the Company’s securities.

Anti-Pledging Policy

In accordance with the Company’s Insider Trading Policy, a transaction in which a holder of a security of the Company uses that security as collateral for a loan or other extension of credit (a “pledge”) is prohibited.

Non-Qualified Deferred Compensation

Granite offers its executive officers, Board of Directors, and other key executives participation in the Granite Construction Key Management Deferred Compensation Plan II (the “NQDC”), which:

•	Allows executive officers to defer up to 50% of their base compensation and up to 100% of their incentive compensation (cash and equity);

•	Allows non-employee directors to defer receipt of their annual cash retainer and RSU awards;

•

Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment;

•	Includes a Rabbi Trust, which provides participants a measure of added security that benefit obligations will be satisfied;

•

Includes an option under which participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year's base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Flexible Bonus Policy

The Compensation Committee has the authority to award discretionary bonuses to employees of the Company. In 2013, our Compensation Committee determined that it would be beneficial to define and limit its authority to award discretionary bonuses and adopted the Flexible Bonus Policy pursuant to which employees of the Company, including our Named Executive Officers, are eligible to receive a discretionary bonus, which may be based on Company performance, individual performance or such other factors as our Compensation Committee may consider appropriate. In determining Company performance, our Compensation Committee may consider the achievement of corporate financial, strategic and operational objectives including, but not limited to, revenue, income, and backlog. In determining individual performance, our Compensation Committee may consider the achievement of personal objectives including, but not limited to, business targets, budgetary targets, succession planning, and safety targets. It is our intention that the discretionary bonuses be fixed and determinable as of year-end; this would require approval prior to year-end. The aggregate amount of any bonus or bonuses payable under the Flexible Bonus Policy to any one participant in any calendar year may not exceed $250,000. Our Compensation Committee believes that the flexible design of the Flexible Bonus Policy is necessary in order to consider the effects of unanticipated events and circumstances on the Company’s business or on a participant’s performance. A discretionary bonus award of $100,000 was approved by the Compensation Committee in recognition of Mr. Larkin’s contributions to the California Group’s performance in 2017.

Other Compensation

The Named Executive Officers are eligible to participate in the 401(k) Plan. Granite provides matching contributions up to 6% of an employee’s gross pay at the discretion of the Board of Directors. Under the terms of a policy applicable to Mr. Roberts and Ms. Krzeminski each are required to maintain a $5,000,000 personal umbrella liability insurance policy to provide coverage while conducting company business. They are reimbursed for the costs incurred to purchase and maintain the required insurance. Mr. Roberts and Ms. Krzeminski receive a $1,417 per month vehicle allowance which includes reimbursement for the personal umbrella liability insurance.  Messrs. Miller, Richards, and Swanberg receive a $1,000 per month vehicle allowance. Mr. Matheson was provided a company vehicle and received a $60 per month vehicle allowance. Prior to Mr. Larkin’s promotion, he participated in a Vehicle Reimbursement Program where he received $410 per month. Beginning in November 2017, Mr. Larkin began to receive a $1,000 per month vehicle allowance.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee has taken into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation paid to our Chief Executive Officer, our Chief Financial Officer (for years prior to 2018 our Chief Financial Officer is exempt from the limitation) and our next three highest paid individuals to $1 million annually. For years prior to 2018, some of the elements of our executive compensation package, including certain payments under our AIP and LTIP, were intended to qualify as “performance-based” compensation, which is exempt from the limitation on deductibility under Section 162(m).  The performance-based compensation exemption under Section 162(m) has been repealed effective January 1, 2018, except for certain grandfathered arrangements in effect as of November 2, 2017; and we cannot guarantee that future compensation paid to our covered officers will qualify for grandfathered status.  Therefore, to the extent that in 2018 or any later year, the aggregate amount of any covered officer’s salary, bonus, and amounts realized from RSUs or other equity awards, including under our AIP and LTIP, and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1 million in any year, we may not be entitled to a U.S. federal income tax deduction for the amount over $1 million in that year. The Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.

Change-in-Control Arrangements

All of our Named Executive Officers are participants in the Executive Retention and Severance Plan. The purpose of the plan is to:

•	Provide an incentive to the existing management to continue their employment with Granite during the pendency of a potential change-in-control transaction; and

•	Attract and retain executives by reducing their concerns regarding future employment following a change-in-control.

The Executive Retention and Severance Plan originally provided that if a participant’s employment with Granite is terminated by Granite within three years after a “change-in-control” (as defined below) of Granite other than for cause, or if the participant resigns from such employment within three years after a “change-in-control” of Granite for “good reason,” (as defined below) the participant would be entitled to the following benefits:

•	A lump sum payment equal to three times the participant’s annual base salary rate in effect immediately prior to the participant’s termination;

•

A lump sum payment equal to three times the average of the aggregate of all annual incentive bonuses earned by the participant for the three fiscal years immediately preceding the fiscal year of the change-in-control;

•

A lump sum payment equal to three times the average of the aggregate annual employer contribution, less applicable withholding, made on behalf of the participant for the three fiscal years preceding the fiscal year of the change-in-control to the 401(k) Plan, and any other retirement plan in effect immediately prior to the change-in-control;

•

A lump sum payment equal to three times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

•	Accelerated vesting of equity awards in accordance with the provisions contained in such plans; and

•	Reasonable professional outplacement services for the participant until the earlier of two years following the date of termination or the date on which the participant obtains employment.

Payments made to the terminated participant do not include tax gross-up payments, and are capped. The amount of the payment will not exceed, and will be reduced if required in order not to exceed, the “safe harbor” amount allowable under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

In August, 2010, the Compensation Committee approved changes to the Executive Retention and Severance Plan for future participants that the Compensation Committee believed to be in alignment with emerging best practices. Benefits to subsequent new participants will be dependent upon their level of responsibility within the organization and will include the following severance multiples:

Position	Severance Multiple
Chief Executive Officer	2.99 x
Chief Financial Officer	2 x
Chief Operating Officer	2 x
Senior Vice Presidents and Officers	1 x

Mr. Roberts and Ms. Krzeminski are entitled to a severance multiple of 3x under the Executive Retention and Severance Plan because they were participants in the plan before the changes were made to the plan in August 2010. Mr. Larkin, Mr. Richards, and Mr. Swanberg are entitled to a severance multiple of 1x under the Executive Retention and Severance Plan because they became participants in the plan after the changes were made to the plan in August 2010.

Change in control and good reason have the following meanings under the Executive Retention and Severance Plan:

•

A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; or (iii) the transfer to affiliated persons of more than 30% of our voting stock, which leads to a change of a majority of the members of the Board of Directors; and

•

“Good reason” means (i) a material diminution in the participant's authority, duties or responsibilities, causing the participant's position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the participant's base salary rate; (iii) relocation of the participant's work place that increases the regular commute distance between the participant's residence and work place by more than 30 miles (one way); or (iv) any material breach of the plan by Granite with respect to the participant during a change-in-control period.

The 2012 Equity Incentive Plan authorizes the Compensation Committee to set the terms of any equity award to provide that there will be no acceleration of the exercisability, vesting or payment of such award upon the occurrence of a change-in-control unless the change-in-control is accompanied by the award recipient’s involuntary termination without cause or the award recipient’s resignation for good reason. However, under the Executive Retention and Severance Plan, restricted stock and restricted stock unit awards vest in full upon the consummation of a change-in-control, provided the award recipient remains an employee prior to the change-in-control. In addition, the Executive Retention and Severance Plan provides that if the surviving, successor or acquiring corporation does not either assume, continue or substitute outstanding option awards and the award recipient remains an employee prior to the change-in-control, then the vesting and exercisability of such option awards will be accelerated in full upon the consummation of the change-in-control.

2018 Annual Incentive Compensation

In February 2018, the Compensation Committee approved design changes to the 2018 Annual Incentive Program to be focused on goal attainment. For 2018, the CEO and CFO are to be rewarded based on Net Income attributable to Granite Construction Incorporated performance while the Named Executive Officers with financial accountability for the performance of an operating group are to be incentivized primarily on their individual group’s operating income with a smaller incentive component tied to the Company’s net income.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Members of the Compensation Committee:

James W. Bradford, Jr., Chair	Celeste B. Mastin
Claes G. Bjork	William H. Powell
Michael F. McNally	Gaddi H. Vasquez

This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

Executive compensation tables

Summary Compensation Table

2017

The following table summarizes, for the fiscal years specified, the compensation for our Chief Executive Officer, our Chief Financial Officer and other Named Executive Officers.

Named Executive Officer and Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Non-Equity Incentive Plan Compensation(3) (f)	All Other Compensation(4) (g)	Total (h)
James H. Roberts	2017	$850,000	-	$2,719,073	$709,831	$128,491	$4,407,395
President & CEO	2016	$800,000	-	$1,823,501	$659,271	$132,096	$3,414,868
(Principal Executive Officer)	2015	$750,000	-	$975,859	$980,422	$124,653	$2,830,934

Laurel J. Krzeminski	2017	$500,000	-	$880,304	$283,933	$51,409	$1,715,646
Executive Vice President & CFO	2016	$475,000	-	$590,960	$263,708	$52,247	$1,381,915
(Principal Financial Officer)	2015	$475,000	-	$333,342	$392,169	$44,212	$1,244,723

Kyle T. Larkin	2017	$260,346	$100,000	$25,512	$266,227	$40,288	$692,373
Senior Vice President	-	-	-	-	-	-	-
& California Group Manager	-	-	-	-	-	-	-

James D. Richards	2017	$400,000	-	$669,757	$560,639	$50,455	$1,680,851
Senior Vice President	2016	$400,000	-	$422,187	$438,586	$50,927	$1,311,700
& Northwest Group Manager	-	-	-	-	-	-	-

Dale A. Swanberg	2017	$400,000	$135,469	$190,025	$64,531	$46,273	$836,298
Senior Vice President	-	-	-	-	-	-	-
& Large Projects Group Manager	-	-	-	-	-	-	-

Christopher S. Miller	2017	$272,500	-	$169,993	-	$1,271,726	$1,714,219
Former Executive Vice President	2016	$530,000	-	$266,654	$311,655	$55,082	$1,163,391
& Chief Operating Officer	2015	$500,000	-	$216,671	$463,472	$42,862	$1,223,005

Martin P. Matheson	2017	$253,846	-	$635,656	$463,162	$77,991	$1,430,655
Former Senior Vice President	2016	$400,000	$50,000	$150,014	$551,229	$37,737	$1,188,980
& California Group Manager	2015	$375,000	-	$250,019	$467,499	$29,303	$1,121,821

(1) The amount in column (d) reflects a discretionary bonus award approved by the Compensation Committee in recognition of Mr. Larkin’s contributions to the California Group in 2017. In connection with his appointment to Senior Vice President & Large Projects Group Manager, Mr. Swanberg was guaranteed a minimum award of $200,000, provided that if actual performance under the AIP resulted in a greater award, the award would be based on actual performance. The amount included reflects a payment to Mr. Swanberg as a result of his guaranteed minimum award.

(2) The awards in column (e) reflect the grant date fair value of stock awards granted pursuant to (i) service in the stated year based on the Service Award feature of the LTIP and (ii) the grant date fair value of stock awards granted in the stated year based on performance for the three-year performance period, including the prior year pursuant to the performance based component of the LTIP. Mr. Miller ceased to serve as an Executive Officer of Granite effective June 22, 2017 and forfeited all RSUs upon his separation from the company. For a detailed explanation, regarding RSUs granted during 2017 to the Named Executive Officers, please refer to the Grants of Plan-Based Awards table. The grant date fair value is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on the market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 13 of the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. For a detailed explanation, please refer to the “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation”

(3) The amounts in column (f) reflect the cash awards earned for performance in 2017 and paid in March 2018. For a detailed explanation of cash awards for performance in 2017, please refer to “Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation”.

(4) Please refer to the Other Compensation Table below for details with respect to all other compensation.

Other Compensation Table

2017

Named Executive Officer (a)	401(k) Match(1) (b)	Dividends(2) (c)	Vehicle Allowances(3) (d)	Insurance(4) (e)	Other(5) (f)	Total (g)
James H. Roberts	$16,200	$79,019	$17,004	$16,268	-	$128,491
Laurel J. Krzeminski	$16,200	$4,116	$17,004	$14,089	-	$51,409
Kyle T. Larkin	$16,200	$1,108	$6,912	$15,839	$229	$40,288
James D. Richards	$16,200	$6,168	$12,000	$16,087	-	$50,455
Dale A. Swanberg	$16,200	$3,697	$12,000	$14,376	-	$46,273
Christopher S. Miller	$16,200	$1,469	$6,000	$8,360	$1,239,697	$1,271,726
Martin P. Matheson	$16,200	$2,030	$450	$10,789	$48,522	$77,991

(1) The amounts in column (b) reflect the company matching contribution, not to exceed 6% on compensation deferred into the 401(k) Plan.

(2) The amounts in column (c) reflect Restricted Stock and Employee Stock Ownership Plan (“ESOP”) dividends, and Restricted Stock dividend equivalent units.

(3) The amounts in column (d) reflect the vehicle allowances provided to the Named Executive Officers. Mr. Larkin’s Vehicle Reimbursement amount includes $4,912 of taxable income. Beginning in November 2017, Mr. Larkin began to receive a $1,000 per month vehicle allowance. For a detailed explanation, please refer to “Other Compensation”.

(4) The amounts in column (e) reflect the company expense for medical, dental, vision, life, short and long-term disability insurance, Accidental Death & Dismemberment, Executive Liability Insurance, and Employee Assistance Program.

(5) The amounts in column (f) include; (i) Under the 2017 LTIP Program, Mr. Larkin received an award that was converted in cash due to the nominal amount of the award, (ii) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and under his separation agreement received a payment by the Company for unused accrued vacation of $39,706, $7,803 of COBRA Insurance and $1,192,000 pursuant to the terms of his separation agreement, (iii) Mr. Matheson ceased to serve as an Executive Officer effective August 12, 2017 and upon his separation received a payment by the Company for unused accrued vacation of $48,212 and a gross up of withholding taxes paid by the Company of $310.

Grants of Plan-Based Awards Table

2017

The following table provides additional information about incentive plan awards and other equity awards granted to our Named Executive Officers during the year ended December 31, 2017.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units (i)		Grant Date Fair Value of Stock Awards(3) (j)
Named Executive Officer (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
James H. Roberts	-	$488,000	$977,500	$2,500,000	-	-	-	-		-
	-	-	-	-	-	$1,600,000	$3,200,000	-		-
	03/14/17	-	-	-	-	-	-	7,871	(4)	$400,004
	03/14/17	-	-	-	-	-	-	45,633	(5)	$2,319,069
Laurel J. Krzeminski	-	$195,000	$375,000	$1,125,000	-	-	-	-		-
	-	-	-	-	-	$520,000	$1,040,000	-		-
	03/14/17	-	-	-	-	-	-	2,558	(4)	$129,998
	03/14/17	-	-	-	-	-	-	14,764	(5)	$750,306
Kyle T. Larkin	-	$41,716	$97,000	-	-	-	-	-		-
	-	-	-	-	-	$106,700	$213,400	-		-
	03/14/17	-	-	-	-	-	-	502	(4)	$25,512
James D. Richards	-	$132,000	$300,000	$900,000	-	-	-	-		-
	-	-	-	-	-	$360,000	$720,000	-		-
	03/14/17	-	-	-	-	-	-	1,771	(4)	$90,002
	03/14/17	-	-	-	-	-	-	11,408	(5)	$579,755
Dale A. Swanberg	-	$83,000	$300,000	$900,000	-	-	-	-		-
	-	-	-	-	-	$360,000	$720,000	-		-
	01/03/17	-	-	-	-	-	-	1,813	(6)	$100,023
	03/14/17	-	-	-	-	-	-	1,771	(4)	$90,002
Christopher S. Miller(7)	-	$230,000	$412,500	$1,237,500	-	-	-	-		-
	-	-	-	-	-	$680,000	$1,360,000	-		-
	03/14/17	-	-	-	-	-	-	3,345	(4)	$169,993
		-	-	-	-	-	-	-
Martin P. Matheson	-	$146,000	$300,000	$900,000	-	-	-	-		-
	-	-	-	-	-	$360,000	$720,000	-		-
	03/14/17	-	-	-	-	-	-	1,771	(4)	$90,002
	03/14/17	-	-	-	-	-	-	10,737	(5)	$545,654

(1) Amounts in columns (c) through (e) reflect threshold, target and maximum incentives, as applicable (subject to rounding), under the 2017 AIP. Under the 2017 AIP, each Named Executive Officer, except for Mr. Larkin, had the opportunity to earn up to 300% of their target annual incentive compensation based on achievement of performance goals (not to exceed a maximum award payout of $2,500,000). For a more detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2017 AIP, please refer to “Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation” and “Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation — 2017 Annual Incentive Plan Company and Group Performance Results and Bonus Payouts” and “2017 Incentive Compensation Plan for Kyle T. Larkin”.

(2) Amounts in columns (f) through (h) reflect the threshold, target and maximum award amounts applicable to the performance based (TSR) component of our 2017 LTIP. Each of our Named Executive Officers has the ability to earn from 0% to 200% of the TSR component of the LTIP target opportunity. Any payouts under the LTIP are made in the form of restricted stock units. Payouts on the TSR component of the LTIP are made after the end of the performance period. For more detailed discussion of the 2017 LTIP, please refer to “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation” and “2017 Incentive Compensation Plan for Kyle T. Larkin”.

(3) Amounts in column (j) reflect all RSU awards granted on March 14, 2017 the grant date fair market value was calculated by multiplying the number of stock units awarded by the closing price of our common stock of $50.82 on the date of the grant.

(4) The RSUs granted on March 14, 2017 reflect the service awards granted under the LTIP. The number of RSUs granted for the service award was calculated by dividing the service award by the closing price of our common stock of $50.82 on the date of the grant. The RSUs granted as service awards vest in three equal annual installments beginning on March 14, 2017; unless retirement eligibility per the 2012 Equity Plan is met, in which case vesting is accelerated. The holders of restricted stock units are entitled to receive dividends equivalent units in lieu of cash dividends declared by the Board on the outstanding common stock of the Company.

(5) The RSUs granted on March 14, 2017 reflect the performance awards granted under the LTIP. The number of RSUs granted for the 2014 – 2016 Total Shareholder Return performance award was calculated by dividing the performance award by the average stock price over the first 30 days of January 2014 of $34.77 The RSUs granted as performance awards are fully vested on the date of grant. The holders of RSUs are entitled to receive dividends equivalent units in lieu of cash dividends declared by the Board on the outstanding common stock of the Company.

(6) The RSUs granted on January 3, 2017 reflect an award to Mr. Swanberg pursuant to the terms of his promotion to Senior Vice President and Large Projects Group Manager. The number of RSUs granted was determined by dividing $100,000 by $55.17, the fair market value of the Company’s common stock on the date of grant. The RSUs granted to Mr. Swanberg will ratably vest over three years beginning on January 3, 2018 and are based on his continued performance of service to the Company. The holders of RSUs are entitled to receive dividends equivalent units in lieu of cash dividends declared by the Board on the outstanding common stock of the Company.

(7) Mr. Miller ceased to serve as an Executive Officer effective June 22, 2017 and forfeited all of his RSUs upon his separation from the company.

Outstanding Equity Awards at Fiscal Year-End Table

2017

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2017.

	Stock Awards
Named Executive Officer (a)	Number of Shares or RSUs That Have Not Vested(1)(2) (b)	Market Value of Shares or RSUs That Have Not Vested(3) (c)
James H. Roberts	24,466	$1,551,878
Laurel J. Krzeminski	7,944	$503,888
Kyle T. Larkin	2,138	$135,613
James D. Richards	5,745	$364,405
Dale A. Swanberg	6,681	$423,776

(1) Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately.

(2) Vesting dates for each outstanding RSU awards for the Named Executive Officers is set forth in the table below.

(3) The amounts shown in column (c) are based on the December 29, 2017 closing price of the Company’s common stock of $63.43.

Vesting Dates for Each Outstanding RSU Awards for the Named Executive Officers

		Number of RSUs Underlying Vesting Awards
Vesting Date	Award Type	James H. Roberts	Laurel J. Krzeminski	Kyle T. Larkin	James D. Richards	Dale A. Swanberg
2018
01/03/18	RSU	-	-	-	-	608
03/13/18	RSU	6,041	1,955	247	1,599	-
03/14/18	RSU	7,891	2,565	861	1,775	1,713
04/02/18	RSU	-	-	-	-	340
12/21/18	RSU	-	-	-	-	494
2019
01/03/19	RSU	-	-	-	-	609
03/14/19	RSU	7,890	2,565	861	1,776	1,713
2020
01/03/20	RSU	-	-	-	-	609
03/14/20	RSU	2,644	859	169	595	595

Stock Vested Table

2017

The following table reflects the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2017 and the value realized before payment of any applicable withholding tax and broker commissions.

	Stock Awards
Named Executive Officer (a)	Number of Shares Acquired on Vesting (b)	Value Realized Upon Vesting(1) (c)
James H. Roberts	61,968	$2,958,417
Laurel J. Krzeminski	20,056	$957,527
Kyle T. Larkin	1,141	$58,073
James D. Richards	15,451	$737,530
Dale A. Swanberg	1,940	$104,869
Christopher S. Miller	4,376	$223,214
Martin P. Matheson	22,462	$1,108,617

(1) The amounts in column (c) are based on the fair market value of our common stock on the applicable vesting date.

Nonqualified Deferred Compensation Table

2017

The following table summarizes our Named Executive Officers' compensation under our NQDC plan for the year ended December 31, 2017, which is also reflected in the Summary Compensation Table.

Named Executive Officer (a)	Executive Contribution in Last Fiscal Year(1)(2) (b)	Registrant Contributions in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year(3) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last Fiscal Year End (f)
James H. Roberts	$235,735	-	$149,301	-	$1,064,302
Laurel J. Krzeminski	$52,742	-	$50,224	-	$358,422
Kyle T. Larkin(4)	-	-	-	-	-
James D. Richards(4)	-	-	-	-	-
Dale A. Swanberg(4)	-	-	-	-	-
Christopher S. Miller(4)	-	-	-	-	-
Martin P. Matheson(4)	-	-	$11,700	-	$87,192

(1) The NQDC Plan II allows Named Executive Officers to defer base salary and incentive compensation, which includes equity and cash awards. Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. A distribution election is irrevocable on the first day of each plan year. For a detailed explanation of the Key Management Deferred Compensation Plan II, please refer to “Compensation Discussion and Analysis — Non-Qualified Deferred Compensation”.

(2) The amounts in column (b) include $169,808 of Mr. Roberts’s base salary and $65,927 of Mr. Roberts’s annual cash incentive award, and $52,742 of Ms. Krzeminski’s annual cash incentive award.

(3) The amounts in column (d) do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table as above market or preferential earnings.

(4) Messrs. Larkin, Richards, Swanberg, Miller and Matheson elected to not participate in the NQDC Plan in 2017.

Potential Payments Upon Change-in-Control

Except in the case of a change-in-control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers in connection with a termination of their employment. Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately.

The following table sets forth an example of the potential payments and benefits under Granite's compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment under certain circumstances within three years following a change-in-control of Granite. The amounts set forth in the table are based on the assumption that such termination event occurred on the last business day of fiscal year 2017.

Named Executive Officer (a)	Cash Severance Payment(1) (b)	Insurance Benefits(2) (c)	Other Compensation(3) (d)	Accelerated Equity Awards(4) (e)	Total (f)	Section 280G Safe Harbor Provision(5) (g)	Adjusted Total (h)
James H. Roberts	$4,502,630	$48,792	$31,650	$1,551,878	$6,134,950	$0	$6,134,950
Laurel J. Krzeminski	$2,281,052	$42,183	$31,650	$503,888	$2,858,773	$0	$2,858,773
Kyle T. Larkin	$469,134	$14,350	$9,557	$135,613	$628,654	$0	$628,654
James D. Richards	$655,623	$16,053	$9,915	$364,405	$1,045,996	$0	$1,045,996
Dale A. Swanberg	$422,360	$13,896	$9,027	$423,776	$869,059	$0	$869,059

(1) The amounts in column (b) for Mr. Roberts and Ms. Krzeminski reflect a lump sum payment equal to (i) three times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change-in-control plus (ii) three times the annual base salary rate in effect immediately prior to the termination. The amounts in column (b) for Messrs. Larkin, Swanberg and Richards reflect a lump sum payment equal to one times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change-in-control plus (ii) one times the current annual base salary rate in effect immediately prior to the termination.  For a detailed explanation, please refer to “Change-in-Control Agreements.”

(2) The amounts in column (c) for Mr. Roberts and Ms. Krzeminski reflect a lump sum payment equal to three times the average annual cost to Granite of the Named Executive Officer's group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination. The amounts in column (c) for Messrs. Larkin, Swanberg and Richards reflect a lump sum payment equal to one times the annual average cost to Granite of their group insurance benefits.  For a detailed explanation, please refer to “Change-in-Control Agreements.”

(3) The amounts in column (d) for Mr. Roberts and Ms. Krzeminski reflect a lump sum payment equal to three times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. The amounts in column (d) for Messrs. Larkin, Swanberg and Richards reflect a lump sum payment of one times the annual average cash equivalents of such contributions. These amounts do not include additional amounts that may be payable for reasonable professional outplacement services for the Named Executive Officer to which the Named Executive Officer is entitled under the plan until the earlier of (i) two years following the date of termination and (ii) the date on which the Named Executive Officer obtains other employment.  For a detailed explanation, please refer to “Change-in-Control Agreements.”

(4) In the event of a change-in-control, if the acquiring person does not assume or replace outstanding equity awards, all non-exercisable, unvested or unpaid portions of the outstanding equity awards would become immediately exercisable and fully vested. The amounts in column (e) reflect the outstanding equity awards valued at the December 29, 2017 closing price of our common stock of $63.43.

(5) Payments under the Executive Retention and Severance Plan are subject to reduction to the extent necessary not to exceed the “safe harbor” amount under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

Director Compensation

Stock Ownership

All non-employee directors are required to own and maintain three times their Annual Board Cash Retainer from Granite in Granite common stock within five years after joining the Board. As of December 31, 2017, all non-employee directors with 5 or more years of service to the Board had achieved the stock ownership levels. For a detailed explanation, please refer to “Stock Ownership Guidelines”.

Cash and Equity Compensation Policy

Granite's non-employee directors receive annual cash retainers and equity grants as set forth in the table below. Key highlights of the director compensation program are as follows:

1.	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;

2.	The Chairman of the Board's retainer is inclusive of all Committee retainers; and

3.

Directors, other than the Chairman of the Board, receive an annual grant of Restricted Stock Units valued at $100,000 on the date of grant. The Chairman of the Board receives an annual grant of Restricted Stock Units equal to $175,000 in value on the date of grant. All Restricted Stock Units vest in full on the first anniversary of the date of grant (typically May 20th of each year).

Annual Board Retainers
Member	$70,000
Chairman of the Board	$175,000

Annual Committee Retainers
Audit/Compliance	$10,000
Audit/Compliance Chair	$20,000
Nominating and Corporate Governance	$5,000
Nominating and Corporate Governance Chair	$15,000
Compensation	$5,000
Compensation Chair	$17,000
Executive	$5,000

Annual Equity Grants
Member	$100,000	Restricted Stock Units
Chairman of the Board	$175,000	Restricted Stock Units

Director Compensation Table

2017

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2017.

Director (a)	Fees Earned or Paid in Cash(1) (b)	Unit Award(2) (c)	All Other Compensation(3) (d)	Total (e)
Claes G. Bjork(4)	$95,000	$100,000	$10,898	$205,898
James W. Bradford, Jr. (4)	$102,000	$100,000	$7,159	$209,159
David C. Darnell	$75,819	$133,333	$853	$210,005
William G. Dorey(4)(5)	$32,928	$0	$4,124	$37,052
Patricia D. Galloway	$75,819	$133,333	$853	$210,005
David H. Kelsey(4)	$95,000	$100,000	$11,903	$206,903
Celeste B. Mastin	$71,370	$133,333	$853	$205,556
Michael F. McNally(4)	$90,000	$100,000	$1,072	$191,072
William H. Powell(4)	$175,000	$175,000	$1,876	$351,876
Gaddi H. Vasquez(4)	$80,000	$100,000	$6,189	$186,189

(1) The amounts in column (b) reflect the annual cash retainer paid to non-employee directors for the year ended December 31, 2017. In 2017 each non-employee director was paid an annual retainer as a member of the Board and additional retainers for service as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid. Mr. Darnell, Dr. Galloway, and Ms. Mastin’s annual retainer and retainers for services as a members of a Board committee were prorated to reflect their appointment to the Board of Directors effective February 8, 2017. In addition to their prorated retainers, Mr. Darnell, Dr. Galloway and Ms. Mastin also received a prorated annual equity award. Mr. Dorey’s, retainer for service as a member of the Board of Directors was prorated to reflect his retirement effective June 9, 2017.

(2) The amounts in column (c) reflect the grant date fair market value of the 2017 RSU awards. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 13 of the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017. These awards have a one year vesting schedule. Mr. Darnell, Dr. Galloway, Ms. Mastin received a prorated equity award on March 7, 2017 for a partial year of service to the Board of Directors (February 8, 2017 to June 8, 2017). Each received a grant of 619 RSUs with a February 9, 2017 grant date fair market value of $53.87. On June 9, 2017, Dr. Galloway, Ms. Mastin and Messrs. Bjork, Bradford, Darnell, Kelsey, McNally and Vasquez received an annual grant of 1,977 RSUs with a grant date fair market value of $50.59 per share. As Chairman of the Board, Mr. Powell received a grant of 3,460 RSUs with a grant date fair market value of $50.59 per share. As of December 31, 2017: Dr. Galloway had an outstanding balance of 1,986 RSUs; Ms. Mastin had an outstanding balance of 1,986 RSUs; Mr. Bjork had an outstanding balance of 19,542 deferred units and 1,986 RSUs; Mr. Bradford had an outstanding balance of 12,349 deferred units and 1,986 RSUs; Mr. Darnell had an outstanding balance of 1,986 RSUs; Mr. Dorey had an outstanding balance of 7,960 deferred units; Mr. Kelsey had an outstanding balance of 21,483 deferred units and 1,986 RSUs; Mr. McNally had an outstanding balance of 1,986 RSUs; Mr. Powell had an outstanding balance of 3,477 RSUs; and Mr. Vasquez had an outstanding balance of 10,453 deferred units, and 1,986 RSUs.

(3) The amounts in column (d) include the cash value of dividend equivalents from deferred units in prior years and RSUs.

(4) Mr. Bjork deferred 100% of both his annual cash retainer and RSU awards into the NQDC Plan II. Mr. Bradford deferred 100% of his RSU award into the NQDC Plan II. Mr. Dorey deferred 100% of his annual cash retainer into the NQDC Plan II. Mr. Kelsey deferred 50% of his RSU award into the NQDC Plan II Mr. McNally deferred 100% of both his annual cash retainer and RSU awards into the NQDC Plan II. Mr. Vasquez deferred 70% of his annual cash retainer award and 100% of his RSU award into the NQDC Plan II. Messrs. Bradford, Kelsey, and Powell made no deferrals of their annual cash retainers into the NQDC Plan II.  Mr. Darnell, Dr. Galloway, and Ms. Mastin were not eligible to participate in the NQDC Plan II in 2017. For a detailed explanation of the NQDC Plan II, please refer to “Non-Qualified Deferred Compensation”.

(5) Mr. Dorey retired from the Board effective June 9, 2017. Board fees were prorated according to his retirement date and all outstanding RSUs vested on May 20, 2017.

CEO PAY RATIO DISCLOSURE

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires we disclose the ratio of our CEO's total annual compensation to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than our CEO.

To determine our median employee, we made a direct determination from our total employee population (excluding the CEO). Using a consistently applied compensation measure, which included base pay, overtime, and short-term incentives, we ranked our employees from the highest paid to the lowest paid. We reasonably determined that the employee at the midpoint had anomalous characteristics (employed less than half of the year); therefore we selected a substitute employee near the median with substantially similar compensation (using our consistently applied compensation measure) to the originally identified employee.  Our employee population was evaluated as of October 30, 2017, and reflects compensation paid from January 1, 2017 through October 30, 2017.  Where allowed under the Dodd-Frank Act, we have annualized compensation through October 30, 2017 for employees hired in 2017.

Based on the above determination, our median employee's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) was $93,176. Our CEO's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and as reported in the Summary Compensation Table) was $4,407,395. The resulting ratio was 47:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.

The Dodd-Frank Act rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Our pay ratio is not an element that the Compensation Committee considers in setting the compensation of our CEO, nor is our CEO’s compensation a material element that management considers in making compensation decisions for non-officer employees. However, the compensation of our employees is periodically reviewed to ensure alignment with our compensation philosophy of paying at the market median.

Stock Ownership of Beneficial Owners and Certain Management

The following table provides information regarding the ownership of our common stock as of February 28, 2018 by each person known to us to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our Named Executive Officers who were employed by Granite on February 28, 2018, and all of our current directors and executive officers as a group.

Name	Amount and Nature Beneficial Ownership(1)	Percentage (%) of Common Stock Outstanding(2)
BlackRock, Inc(3)	4,100,245	10.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(4)	3,362,216	8.4%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(5)	2,295,688	5.8%
Building One
6300 Bee Cave Road
Austin, TX 78746
Claes G. Bjork	28,192	*
James W. Bradford, Jr.	15,571	*
David C. Darnell	620	*
Patricia D. Galloway	820	*
David H. Kelsey	0	*
Celeste B. Mastin	620	*
Michael F. McNally	3,196	*
William H. Powell	46,716	*
Gaddi H. Vasquez(6)	1,950	*
Laurel J. Krzeminski(7)	69,900	*
Kyle T. Larkin(8)	1,110	*
James D. Richards(9)	38,554	*
James H. Roberts(10)	198,417	*
Dale A. Swanberg(11)	4,302	*
All Executive Officers and Directors As a Group (14 Persons)(6-11)	409,968	1.0%

*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.  Such shares do not include the individuals’ NQDC shares, if any.

(2) Calculated on the basis of 39,890,468 shares of common stock issued and outstanding as of February 28, 2018.  For all executive officers and directors as a group the percentage is calculated on the basis of the number of shares of common stock issued and outstanding as of February 28, 2018 and includes 80,320 shares of common stock issuable upon the vesting of restricted stock units within 60 days after February 28, 2018 that are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.

(3) Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2017, and (ii) BlackRock has sole voting power with respect to 4,013,296 shares and sole dispositive power with respect to all 4,100,245 shares.

(4) Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2017, and (ii) Vanguard has sole voting power with respect to 69,827 shares, shared voting power with respect to 5,580 shares, sole dispositive power with respect to 3,290,169 shares and shared dispositive power with respect to 72,047 shares.

(5) Based upon a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2017, and (ii) Dimensional has sole voting power with respect to 2,249,959 shares and shared dispositive power with respect to all 2,295,688 shares.

(6) The 1,950 shares of common stock are held in trust for the benefit of Mr. Vasquez and his wife as to which Mr. Vasquez and his wife share voting and investment power.

(7) Includes 15,789 shares of common stock issuable to Ms. Krzeminski upon the vesting of restricted stock units within 60 days after February 28, 2018.

(8) The 1,110 shares of common stock are issuable to Mr. Larkin upon the vesting of restricted stock units within 60 days after February 28, 2018.

(9) Includes 6,172 shares of Common Stock owned by the ESOP but allocated to Mr. Richards account as of February 28, 2018, 12,595 shares of common stock issuable upon the vesting of restricted stock units within 60 days after February 28, 2018 and 19,788 shares held jointly by Mr. Richards and his wife.  Subject to continued employment by Granite, Mr. Richards will become eligible to make withdrawals of his ESOP shares when he attains age 55.

(10) Includes 127,828 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of February 28, 2018, 48,768 shares of common stock issuable upon the vesting of restricted stock units within 60 days after February 28, 2018 and 21,822 shares of common stock held in trust for the benefit of Mr. Roberts’ family as to which shares Mr. Roberts and his wife share voting and investment power.  As a result of having attained age 55 and continuing to be employed by Granite, Mr. Roberts is currently eligible to make withdrawals of his ESOP shares.

(11) Includes 2,056 shares of Common Stock issuable to Mr. Swanberg upon vesting of restricted stock units within 60 days after February 28, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and any persons who beneficially own more than 10% of our common stock to report ownership of, and transactions in, Granite stock with the SEC. Our executive officers, directors and any persons who beneficially own more than 10% of our common stock are required by SEC regulation to furnish to Granite copies of all Section 16(a) reports they file.

Based solely on our review of these reports and written representations from all of our executive officers and directors that no other reports were required with respect to their beneficial ownership of our common stock during fiscal year 2017, we believe that all reporting requirements applicable to our executive officers, directors and any persons who beneficially own more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act were satisfied except for an amendment to Mr. Swanberg’s Form 3 that reported one transaction that was not reported on a timely basis.

Equity Compensation Plan Information

The following table contains information as of December 31, 2017 regarding stock authorized for issuance under the 1999 and 2012 Equity Incentive Plan:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding stock reflected in column (a)) (c)
Equity Compensation Plans Approved by Shareholders	522,925	$0.00	1,072,750
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	522,925	$0.00	1,072,750

(1) Reflects Restricted Stock Units covering 522,925 shares of common stock.

(2) Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only. As of December 31, 2017, all stock options have been exercised.

Transactions with Related Persons

Granite's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee's review and approval or ratification of any related party transaction (as defined in the policy) in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee's approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction may only be entered into subject to the Audit/Compliance Committee's later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved: (i) employment of an executive officer if (a) the executive officer's compensation is required to be reported in Granite's proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer's compensation would be reported in Granite's proxy statement if the executive officer were a "named executive officer" and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite's proxy statement; (iii) any transaction with another company at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.

In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.

No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite's accounting and financial reporting principles and policies, and internal and disclosure controls and procedures, including the internal audit function, (2) Granite's system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite's financial statements, (4) the qualifications and independence of Granite's independent registered public accounting firm, (5) Granite's compliance with legal and regulatory requirements, and (6) Granite's Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed Annual Report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.

The Audit/Compliance Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite's audited financial statements with generally accepted accounting principles, its judgments as to the quality of Granite's accounting principles, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor's independence from Granite and its management, and the matters in the written disclosures and the letter received by the Audit/Compliance Committee from the independent registered public accounting firm required by the Public Company Accounting Oversight Board.

The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite's internal controls, including internal control over financial reporting, and the overall quality of Granite's financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite's quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite's Board of Directors that Granite's audited financial statements be included in Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	Patricia D. Galloway
James W. Bradford, Jr.	Michael F. McNally
David C. Darnell

This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

Independent Registered Public Accountants

Principal Accountant Fees and Services

Aggregate fees for professional services provided to us by PricewaterhouseCoopers LLP for the years ended December 31, 2017 and December 31, 2016 were:

	2017	2016
Audit Fees(1)	$3,287,125	$2,880,000
Audit-Related Fees(2)	$53,000	$80,333
All Other Fees(3)	$7,100	$7,100
Total	$3,347,225	$2,967,433

(1) Audit Fees paid in 2016 and 2017 were for professional services rendered for the audits of Granite's consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, quarterly financial reviews and audit related expenses.

(2) Audit-Related Fees paid in 2017 were for pre-qualifications. Audit-Related Fees paid in 2016 included professional services rendered in connection with pre-qualifications and the adoption of the new revenue recognition standard which was adopted by the Company in fiscal 2018.

(3) All Other Fees include software licenses and benchmark study paid in 2016 and 2017.

Audit/Compliance Committee Pre-Approval Policies and Procedures

The Audit/Compliance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2017, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP's provision of such non-audit services is compatible with maintaining their independence.

Proposal 2: Advisory Vote on Executive Compensation

The Board of Directors is asking shareholders to approve an annual advisory resolution on executive compensation. The Board of Directors is providing such vote pursuant to Section 14A of the Exchange Act. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. We received a favorable vote on a similar resolution at our 2017 Annual Meeting of Shareholders, with approximately 96% of our shareholders approving the resolution. The text of the resolution to be voted on at the annual meeting is as follows:

Resolved, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the Company's 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2017 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).

The Company urges you to read the disclosure under "Compensation Discussion and Analysis," which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our Named Executive Officers. . We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company's strategic objectives and create shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:

•	Market competitive base salaries targeted at the 50th percentile of comparable positions in the market;
•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;
•	Short-term and long-term goals aligned with the interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;
•

A comprehensive benefits program which is also available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation and holiday pay; and

•	Eligibility, along with other key management employees, to participate in our Non-Qualified Deferred Compensation Program.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a "say-on-pay advisory vote," is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described pursuant to the compensation disclosure rules of the Exchange Act.

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite's independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2018. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite's bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Granite and our shareholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2018.

Shareholder Proposals to be Presented at the 2019 Annual Meeting of Shareholders

Under Granite's bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our annual meeting of shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite's proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Granite's bylaws and Rule 14a-8, to be considered for inclusion in Granite's proxy statement or otherwise presented at our 2019 annual meeting of shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite's principal executive offices on or before Monday, December 24, 2018.

Householding

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

Other Matters

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated:  April 13, 2018

Richard A. Watts

Senior Vice President, General Counsel and Secretary

GRANITE™

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

Nominees

	For	Against	Abstain
1a. David H. Kelsey	☐	☐	☐
1b. James H. Bradford, Jr.	☐	☐	☐
1c. Michael F. McNally	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000372049 1 R1.0.1.17

Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2018 for shares held directly and by 12:00P.M. (noon) ET on June 5, 2018 if you are a 401(k) participant. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 6, 2018 for shares held directly and by 12:00 P.M. (noon) ET on June 5, 2018 if you are a 401(k) participant. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1.  Election of Directors Nominees 1a. David H. Kelsey 1b. James W. Bradford, Jr. 1c. Michael F. McNally The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote to approve executive compensation of the named executive officers. 3. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2018. Investor Address Line 1 Investor Address Line 2 Please indicate if you plan to attend this meeting Investor Address Line 3 Yes No 0 0 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full 1234 ANYWHERE STREET title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. For Against Abstain 0 0 0 0 0 0 0 0 0 For Against Abstain 0 0 0 0 0 0 0000375040_1 R1.0.1.17

0000375040_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com. GRANITE CONSTRUCTION INCORPORATED Annual Meeting of Shareholders June 7, 2018 10:30 AM PDT This proxy is solicited by the Board of Directors SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS: In accordance with the terms of the Trust Agreement for each of the 401(k) Plan, T. Rowe Price has delegated its authority to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED beneficially held for the 401(k) Participant, as applicable, to Broadridge. Any shares allocable to the participant’s 401(k) account on the record date will be voted by Broadridge in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS PROXY CARD IS RECEIVEDBEFORE 12:00 PM (noon) Eastern Daylight Time on June 5, 2018, BUT A CHOICE IS NOT SPECIFIED, BROADRIDGE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT’S 401(k)AS THEBOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (noon) Eastern Daylight Time on June5, 2018, AND NOVOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT’S 401(k) WILL NOT BEVOTED. The 401(k) Participants may revoke a prior vote by following the instructions described in Granite’s Proxy Statement dated April 13, 2018. The voting direction submitted to Broadridge by the 401(k) Participants will be confidential. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

GRANITE™

1 1 OF 2

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

1. Election of Directors

Nominees

	For	Against	Abstain
1a. David H. Kelsey	☐	☐	☐
1b. James H. Bradford, Jr.	☐	☐	☐
1c. Michael F. McNally	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000372039 1 111117

Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2018 for shares held directly and by 12:00P.M. (noon) ET on June 5, 2018 if you are a 401(k) participant. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 6, 2018 for shares held directly and by 12:00 P.M. (noon) ET on June 5, 2018 if you are a 401(k) participant. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. David H. Kelsey 1b. James W. Bradford, Jr. 1c. Michael F. McNally The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote to approve executive compensation of the named executive officers. 3. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2018. Investor Address Line 1 Investor Address Line 2 Please indicate if you plan to attend this meeting Investor Address Line 3 Yes No 0 0 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as John Sample attorney, executor, administrator, or other fiduciary, please give full 1234 ANYWHERE STREET title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. For Against Abstain 0 0 0 0 0 0 0 0 0 For Against Abstain 0 0 0 0 0 0 0000375039_1 R1.0.1.17

0000375039_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com. GRANITE CONSTRUCTION INCORPORATED Annual Meeting of Shareholders June 7, 2018 10:30 AM PDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s)James H. Roberts and Laurel J. Krzeminski and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM Pacific Daylight Time on June 7, 2018, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, CA 93940, and any adjournment or postponement thereof, (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite's Proxy Statement dated April 13, 2018, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side